                                                                   EXHIBIT 4.10



                       SERIES 1997-1 COLLATERAL AGREEMENT


                          dated as of October 29, 1997

                                     among

                       REPUBLIC INDUSTRIES FUNDING CORP.,


                          GENERAL MOTORS CORPORATION,
                    as the GM Series 1997-1 Support Provider


                         CERTAIN FINANCIAL INSTITUTIONS
   identified herein as the Series 1997-1 Support Letter of Credit Providers


             WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH,
                 as the Series 1997-1 Letter of Credit Provider


                          CREDIT SUISSE FIRST BOSTON,
  as the Series 1997-1 Liquidity Agent and Series 1997-1 Collateral Agent,


                    CREDIT SUISSE FIRST BOSTON CORPORATION,

                        BANCAMERICA ROBERTSON STEPHENS,

                             CHASE SECURITIES INC.,

                           CITICORP SECURITIES, INC.,

                                      and

                       MERRILL LYNCH MONEY MARKETS INC.,
                                as the Dealers,

                                      and

                                CITIBANK, N.A.,
                               as the Depositary

                               TABLE OF CONTENTS


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                                                        ARTICLE I.

                                                       DEFINITIONS

SECTION 1.01.         Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

                                                       ARTICLE II.

                                              RFC OBLIGATIONS COLLATERALIZED

SECTION 2.01.         RFC Obligations Collateralized Hereby   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

                                                       ARTICLE III.

                             RFC AND OTHER AGENTS; REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.01.         RFC and Other Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 3.02.         Representations and Warranties of RFC   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.03.         Additional Representations, Warranties and Covenants of RFC   . . . . . . . . . . . . . . . . .  10
SECTION 3.04.         Representations and Warranties of the
                        Series 1997-1 Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                       ARTICLE IV.

                                                        ASSIGNMENT

SECTION 4.01.         Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 4.02.         Application of Assigned Collateral and Deposited Funds  . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.03.         Performance of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.04.         Amendments; Waivers; Declaration of Default   . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.05.         Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

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                                                        ARTICLE V.

                             SERIES 1997-1 COLLATERAL ACCOUNT, SERIES 1997-1 LIQUIDITY LENDER
                                  ACCOUNT, AND SERIES 1997-1 TERMINATION ADVANCE ACCOUNT

SECTION 5.01.         Establishment of Accounts; Deposit of Funds   . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 5.02.         Assignment of Accounts, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 5.03.         Application of Deposited Funds and Assigned Collateral  . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.04.         Permitted Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 5.05.         Liquidity Demand; Commitment Termination Demand   . . . . . . . . . . . . . . . . . . . . . . .  25

                                                       ARTICLE VI.

                                                         DEFAULT

SECTION 6.01.         Rights of the Series 1997-1 Collateral Agent upon Liquidity
                        Agreement Amortization Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 6.02.         Special Provisions Concerning Remedies Upon the Occurrence
                        of Liquidation Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 6.03.         Certain Rights and Obligations Upon any Sales
                        of Assigned Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 6.04.         Certain Rights of the Series 1997-1 Collateral Agent under
                        the Uniform Commercial Code   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                       ARTICLE VII.

                               THE SERIES 1997-1 COLLATERAL AGENT, AND THE SECURED PARTIES

SECTION 7.01.         Appointment and Powers of Series 1997-1 Collateral Agent  . . . . . . . . . . . . . . . . . . .  29
SECTION 7.02.         Indemnification; Agents and Employees of the Series 1997-1
                        Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 7.03.         Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 7.04.         Successor Series 1997-1 Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 7.05.         Qualifications of Series 1997-1 Collateral Agent  . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 7.06.         Instructions of the Required Liquidity Providers
                        and Other Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

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                                                      ARTICLE VIII.

                                     AMENDMENTS, MODIFICATIONS, WAIVERS AND CONSENTS

SECTION 8.01.         Execution of Amendments, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                       ARTICLE IX.

                                                      MISCELLANEOUS

SECTION 9.01.         Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 9.02.         No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 9.03.         Notice of Amendments; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 9.04.         Notices, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 9.05.         Fee; Costs and Expenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 9.06.         Series 1997-1 Collateral Agent Appointed Attorney-in-Fact   . . . . . . . . . . . . . . . . . .  41
SECTION 9.07.         Termination; Assigned Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 9.08.         Governing Law; Binding Character; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 9.09.         Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 9.10.         No Bankruptcy Petition Against RFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 9.11.         No Recourse   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 9.12.         Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 9.13.         Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 9.14.         Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 9.15.         Limited Recourse to RFC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 9.16.         Waiver of Set-Off With Respect to RFC   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44


SCHEDULE 1 - Series 1997-1 Support Letter of Credit Providers

                       SERIES 1997-1 COLLATERAL AGREEMENT


         THIS SERIES 1997-1 COLLATERAL AGREEMENT, (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Series 1997-1 Collateral Agreement"), dated as of October 29, 1997, is entered into by and among REPUBLIC INDUSTRIES FUNDING CORP., a Delaware corporation ("RFC"), the parties identified on the signature pages hereto as the Series 1997-1 Support Letter of Credit Providers (each a "Series 1997-1 Support Letter of Credit Provider", and collectively the "Series 1997-1 Support Letter of Credit Providers"), GENERAL MOTORS CORPORATION, a Delaware corporation ("GM"), as GM Series 1997-1 Support Provider (in such capacity, the ("GM Series 1997-1 Support Provider"), WESTDEUTSCHE LANDESBANK GIROZANTRALE, NEW YORK BRANCH, as Series 1997-1 Letter of Credit Provider (the "Series 1997-1 Letter of Credit Provider"), CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation, as Series 1997-1 Liquidity Agent ("Credit Suisse First Boston" and, in such capacity, the "Series 1997-1 Liquidity Agent") for the financial institutions identified in the Series 1997-1 Liquidity Agreement as the Series 1997-1 Liquidity Lenders (each a "Series 1997-1 Liquidity Lender" and, collectively, the "Series 1997-1 Liquidity Lenders"), and as collateral agent (in such capacity, the "Series 1997-1 Collateral Agent") for itself, including in its capacity as the Series 1997-1 Liquidity Agent, and for the Series 1997-1 Liquidity Lenders, the Depositary, the Holders of Commercial
Paper Notes and the Series 1997-1 Support Letter of Credit Providers, CREDIT SUISSE FIRST BOSTON CORPORATION, a Massachusetts corporation ("Credit Suisse First Boston Corporation"), as a dealer, BANCAMERICA ROBERTSON STEPHENS, a Delaware corporation ("Bank of America"), as a dealer, CHASE SECURITIES INC., a Delaware corporation ("Chase"), as a dealer, CITICORP SECURITIES, INC., a Delaware corporation ("Citicorp"), as a dealer, and MERRILL LYNCH MONEY MARKETS INC., a Delaware corporation ("Merrill Lynch"), as a dealer, (each of Credit Suisse First Boston Corporation, Bank of America, Chase, Citicorp and Merrill Lynch, each a "Dealer", and together with any other dealers for Commercial Paper Notes engaged by RFC from time to time that agree to become parties to the Dealer Agreement and this Agreement, collectively, the "Dealers"), and CITIBANK, N.A., a national banking association, as depositary (the "Depositary") under the Depositary Agreement, acting on its own behalf and on behalf of the Holders of Commercial Paper Notes (the Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Provider, the Series 1997-1 Liquidity Agent, the Series 1997-1 Liquidity Lenders, the Series 1997-1 Collateral Agent, the Depositary, the Dealers and the Holders of the Commercial Paper Notes being hereinafter collectively referred to as the "Secured Parties").

                                   BACKGROUND

         1. RFC is issuing and selling its Commercial Paper Notes (such capitalized term, together with each other capitalized term used herein and in the preamble hereto, shall have the meaning assigned thereto in Section 1.01) in the commercial paper market and has obtained the Liquidity Commitments of the Series 1997-1 Liquidity Lenders to make Liquidity Advances to RFC.

         2. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, National Car Rental Financing Limited Partnership, a special purpose Delaware limited partnership ("NFLP"), as issuer, The Bank of New York, a New York banking corporation, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), and as Enhancement Agent, are entering into the Series 1997-1 Supplement, of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Supplement"), to the Base Indenture, dated as of April 30, 1996 (as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, between NFLP and the Trustee, and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), between NFLP and the Trustee, pursuant to which NFLP will issue the Variable Funding Rental Car Asset Backed Notes, Series 1997-1 (the "Series 1997-1 Notes").

         3. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, NFLP, RFC, as the Series 1997-1 Note Purchaser, Republic Industries, Inc., a Delaware corporation ("Republic"), as Master Servicer, and Credit Suisse First Boston, as Series 1997-1 Collateral Agent, are entering into the Series 1997-1 Note Purchase Agreement, of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Note Purchase Agreement"), pursuant to which RFC will purchase the Series 1997-1 Notes and make Advances (as defined therein) to NFLP from time to time, the Indebtedness arising from which will be evidenced by the Series 1997-1 Notes, for the purpose of financing NFLP's acquisition or financing of Vehicles for leasing under the Series 1997 Lease.

         4. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, NFLP as lessor, Republic as guarantor and master servicer, and the parties identified therein as the Lessees and Servicers, as lessees and servicers, are entering into the Series 1997 Lease, pursuant to which NFLP will acquire Vehicles and will finance the acquisition of Vehicles, in each case for lending or leasing to the Lessees for use in the domestic daily rental businesses of such Lessees and certain Fleet Sharing Parties.

         5. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, NFLP has conveyed to the NFLP Receivables Trustee, pursuant to the NFLP Receivables Trust Agreement and in exchange for the NFLP Beneficial Interest, all of NFLP's right, title and interest in, to, under and in respect of the Series 1997 Lease Payments, and the Manufacturer Payment Rights.

         6. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, to secure the NFLP Obligations with respect to the Series 1997-1 Notes, under the Series 1997-1 Supplement, NFLP will grant to the Trustee, for the benefit of the Series 1997 Variable Funding Noteholders, a first priority perfected security interest in all of NFLP's right, title and interest in, among other things, the Series 1997 Lease (other than the Lease Payments and the Manufacturer Payment Rights) and the NFLP Beneficial Interest.

         7. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, Republic, the Lessees, NFLP, the Trustee and Citibank, N.A., a national banking association, as Master Collateral Agent, are entering into the Amended and Restated Master Collateral Agency Agreement, of even date herewith (as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Master Collateral Agency Agreement"), pursuant to which (i) NFLP has granted to the Master Collateral Agent a first priority security interest in the NFLP Master Collateral (as defined therein) and (ii) the Lessees have granted to the Master Collateral Agent a first priority security interest in the Lessee Grantor Master Collateral (as defined therein), in each case as master collateral agent for the benefit of the parties named from time to time as the Financing Sources and the Beneficiaries thereunder.

         8. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, RFC, the Series 1997-1 Liquidity Lenders and the Series 1997-1 Liquidity Agent are entering into the Series 1997-1 Liquidity Agreement, of even date herewith, providing for, among other things, the Liquidity Commitments of the Series 1997-1 Liquidity Lenders to make, on the terms and subject to the conditions set forth therein, Revolving Advances to RFC from time to time to enable RFC to make Series 1997-1 Advances to NFLP from time to time and to make other Liquidity Advances to RFC from time to time.

         9. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, the Series 1997-1 Letter of Credit Provider is issuing its Series 1997-1 Letter of Credit as partial credit support for certain amounts owing by the Lessees under the Series 1997 Lease and as liquidity support for maturing Commercial Paper Notes.

         10. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, GM, RFC and the Lessees are entering into a GM Series 1997-1 Support Reimbursement Agreement, of even date herewith, in accordance with which GM will agree to enter into a Support Letter of Credit Agreement pursuant to which GM will agree to reimburse the Series 1997-1 Letter of Credit Provider for GM's pro rata allocation of amounts drawn under the Series 1997-1 Letter of Credit and RFC and the Lessees, to the extent set forth therein, will reimburse GM for amounts paid by GM to the Series 1997-1 Letter of Credit Provider for reimbursement of draws made under the Series 1997-1 Letter of Credit.

         11. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, RFC, the Lessees and the Series 1997-1 Support Letter of Credit Providers are entering into the Series 1997-1 Support Reimbursement Agreement pursuant to which each Series 1997-1 Support Letter of Credit Provider will issue its Series 1997-1 Support Letter to be drawn upon by the Series 1997-1 Letter of Credit Provider to reimburse the Series 1997-1 Letter of Credit Provider for such Series 1997-1 Support Letter of Credit Provider's pro rata allocation of amounts drawn under the Series 1997-1 Letter of Credit and RFC and the Lessees, to the extent set forth therein, will reimburse the Series 1997-1 Support Letter of Credit Providers for amounts paid by any of them to the Series 1997-1 Letter of Credit Provider for reimbursement of draws made under the Series 1997-1 Letter of Credit.

         12. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, RFC and the Depositary are entering into the Depositary Agreement, which provides for the issuance of Commercial Paper Notes.

         13. Contemporaneously with the execution and delivery of this Series 1997-1 Collateral Agreement, RFC has conveyed to the RFC Receivables Trustee, pursuant to the RFC Receivables Trust Agreement and in exchange for the RFC Beneficial Interest, all of RFC's right, title and interest in, to, under and in respect of the VFN Payment Rights.

         14. RFC is entering into this Series 1997-1 Collateral Agreement with the Series 1997-1 Support Letter of Credit Providers, GM, the Series 1997-1 Liquidity Agent, the Depositary, the Series 1997-1 Collateral Agent and the Dealers for the purpose of, among other things, providing for the repayment or payment of all amounts at any time and from time to time owing by RFC (a) to the Series 1997-1 Liquidity Lenders or the Series 1997-1 Liquidity Agent under or in connection with the Series 1997-1 Liquidity Agreement or this Series 1997-1 Collateral Agreement (b) to the Series 1997-1 Support Letter of Credit Providers under or in connection with the Series 1997-1 Support Reimbursement Agreement or this Series 1997-1 Collateral Agreement, (c) to the Holders of the Commercial Paper Notes, (d) the Depositary under the Depositary Agreement or this Series 1997-1 Collateral Agreement, (e) to the Series 1997-1 Collateral Agent hereunder or (f) to the Dealers under the Dealer Agreement or this Series 1997-1 Collateral Agreement.

         NOW, THEREFORE, in consideration of the premises and agreements herein contained, and for due and adequate consideration, which each of the parties hereto hereby acknowledges, each of the parties hereto hereby agrees as follows:

                                   ARTICLE I.

                                  DEFINITIONS

         SECTION 1.01. Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in (i) the Definitions List attached as Annex A to the Series 1997-1 Supplement, as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, (ii) the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, dated as of even date herewith, among RFC, the parties identified therein as the Liquidity Lenders, and CSFB, as the Series 1997-1 Liquidity Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Liquidity Agreement"), as such Definitions List may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Series 1997-1 Liquidity Agreement, and (iii) the Definitions List attached as Schedule 1 to the Base Indenture as in effect as of the date hereof, as such Definitions List may be further amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned to such term in more than one of the lists or agreements referred to in clauses (i) through (iii), then (x) if a meaning is assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, such meaning shall apply herein, and (y) if a meaning is not assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Liquidity Agreement, then the meaning assigned to such term in the Definitions List attached as Annex A to the Series 1997-1 Supplement shall apply herein.


                                  ARTICLE II.

                         RFC OBLIGATIONS COLLATERALIZED

         SECTION 2.01. RFC Obligations Collateralized Hereby. This Series 1997-1 Collateral Agreement is made to provide for repayment and payment of the following Indebtedness and liabilities of RFC set forth in clauses First through Eleventh below (such Indebtedness and liabilities being herein called the "RFC Obligations"). Upon the occurrence, and during the continuance, of a Liquidity Agreement Amortization Event, the RFC Obligations will be paid in the order of priority indicated below:

                 First, the repayment of all amounts advanced or expended by the Series 1997-1 Collateral Agent, in its capacity as Series 1997-1 Collateral Agent, for the account of RFC hereunder and the payment of all reasonable out-of-pocket costs and expenses at any time and from time to time payable hereunder to the Series 1997-1 Collateral Agent, in its capacity as such, in connection with the administration or enforcement of this Series 1997-1 Collateral Agreement or any other CP Program Document (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel employed by the

         Series 1997-1 Collateral Agent in connection therewith) and the payment of all indemnities at any time and from time to time due by RFC hereunder to the Series 1997-1 Collateral Agent in its capacity as such up to an aggregate amount equal to $25,000 per annum;

                 Second, subject to the last sentence of Section 5.02(f), the payment of all Indebtedness, at any time and from time to time, due from RFC on the Outstanding Commercial Paper Notes issued pursuant to and in accordance with the Depositary Agreement;

                 Third, the payment, pro rata, of all (a) operating and ordinary course expenses of RFC up to an aggregate amount equal to $100,000 per annum and (b) fees and expenses at any time and from time to time due to the Depositary pursuant to Section 8(a) of the Depositary Agreement;

                 Fourth, the payment of all amounts at any time and from time to time due to the Series 1997-1 Liquidity Agent as notified to the Series 1997-1 Collateral Agent pursuant to Section 3.6.6 of the Series 1997-1 Liquidity Agreement;

                 Fifth, (i) first, the payment, pro rata, of all principal Indebtedness (including Commitment Termination Date Liquidity Advances), at any time and from time to time, due (in the case of a Commitment Termination Date Liquidity Advance, such Advance will be deemed to be due for purposes of this clause Fifth on the date such Advance is made) from RFC (a) to the Series 1997-1 Liquidity Lenders in connection with the Liquidity Advances made pursuant to the Series 1997-1 Liquidity Agreement, (b) to the Series 1997-1 Support Letter of Credit Providers in connection with Support Liquidity Disbursements and (c) if applicable, to the Series 1997-1 Cash Collateral Account in connection with monies withdrawn from such account to fund any Series 1997-1 LOC Liquidity Disbursements, together with all amounts payable in respect of interest on any of the foregoing; and (ii) second, the payment, pro rata, of the RFC Reimbursement Share of any Support Termination Disbursement together with all amounts payable in respect of interest on any of the foregoing; provided, however, the amounts payable to the Series 1997-1 Liquidity Lenders and the Series 1997-1 Support Letter of Credit Providers pursuant to subclauses (a) and (b) of this clause Fifth shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the Series 1997-1 Liquidity Lenders or the Series 1997-1 Support Letter of Credit Providers against any and all of their respective obligations to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement;

                 Sixth, (i) first, the payment, pro rata, of all principal Indebtedness (including Support Termination Disbursements), at any time and from time to time, due (in the case of a Support Termination Disbursement such Support Termination Disbursement will be deemed to be due for purposes of this clause Sixth on the date such Support Termination Disbursement is made) from RFC to the GM Series 1997-1 Support Provider in connection with Support Liquidity Disbursements, together with all amounts payable in respect of interest on the foregoing; and (ii) second, the payment, pro rata, of the RFC Reimbursement Share of any Support Termination Disbursement or Support Event of Default Disbursement, together with all amounts payable in respect of interest on any of the foregoing; provided, however, the amounts payable to the GM Series 1997-1 Support Provider pursuant to this clause Sixth shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the GM Series 1997-1 Support Provider against any and all of the obligations of the GM Series 1997-1 Support Provider to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement;

                 Seventh, the payment, pro rata, of (a) all other Indebtedness (including, but not limited to fees, reimbursements, funding indemnities, taxes and increased costs, but excluding amounts referenced in clause Tenth below), at any time and from time to time, due and owing to the Series 1997-1 Liquidity Lenders, the Series 1997-1 Liquidity Agent, the Series 1997-1 Letter of Credit Provider (solely with respect to amounts due from RFC under the Series 1997-1 letter of Credit Agreement) and the Series 1997-1 Support Letter of Credit Providers (solely with respect to amounts due from RFC under the Series 1997-1 Support Reimbursement Agreement) from RFC under or in respect of the Series 1997-1 Liquidity Agreement or the Series 1997-1 Support Reimbursement Agreement, as the case may be, together with all amounts due from RFC in respect of interest thereon, and (b) all indemnities at any time and from time to time due from RFC hereunder to the Series 1997-1 Liquidity Lenders and the Series 1997-1 Support Letter of Credit Providers, it being understood that amounts payable under this clause Seventh shall relate exclusively to costs and expenses incurred in or in connection with the procurement and handling of funds and the making of such funds available to or for the account or benefit of RFC and shall not include amounts payable in connection with general indemnity claims relating to the use by RFC or the Series 1997-1 Letter of Credit Provider of the proceeds of such financial accommodations (other than, in the event such actions give rise to breakage costs, any action in the nature of a prepayment by
         RFC) or actions taken or omitted to be taken by RFC under the CP Program Documents and not directly related to the procurement of funds, all of which shall be covered by clause Tenth below, and it being further understood that amounts payable under this clause Seventh shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the Series 1997-1 Liquidity Lenders or the Series 1997-1 Support Letter of Credit Providers against any and all of the respective obligations of such parties to the Series 1997-1 Collateral Agent under this

         Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement.

                 Eighth, the payment, pro rata, of (a) all other Indebtedness (including, but not limited to fees, reimbursements, funding indemnities, taxes and increased costs, but excluding amounts referenced in clause Tenth below), at any time and from time to time, due and owing to the GM Series 1997-1 Support Provider (solely with respect to amounts due from RFC under the GM Series 1997-1 Support Reimbursement Agreement) from RFC under or in respect of the GM Series 1997-1 Support Reimbursement Agreement, as the case may be, together with all amounts due from RFC in respect of interest thereon, and (b) all indemnities at any time and from time to time due from RFC hereunder to the GM Series 1997-1 Support Provider, it being understood that amounts payable under this clause Eighth shall relate exclusively to costs and expenses incurred in or in connection with the procurement and handling of funds and the making of such funds available to or for the account or benefit of RFC and shall not include amounts payable in connection with general indemnity claims relating to the use by RFC or the Series 1997-1 Letter of Credit Provider of the proceeds of such financial accommodations (other than, in the event such actions give rise to breakage costs, any action in the nature of a prepayment by RFC) or actions taken or omitted to be taken by RFC under the CP Program Documents and not directly related to the procurement of funds, all of which shall be covered by clause Tenth below, and it being further understood that amounts payable under this clause Eighth shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the GM Series 1997-1 Support Provider against any and all of the obligations of the GM Series 1997-1 Support Provider to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in
         Section 7.02(a) of this Series 1997-1 Collateral Agreement.

                 Ninth, the repayment of reasonable amounts owing to the Series 1997-1 Collateral Agent referred to in clause First above in excess of $25,000 per annum;

                 Tenth, the repayment, pro rata, of all reasonable amounts advanced or expended by any Series 1997-1 Liquidity Lender, Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider under this Series 1997-1 Collateral Agreement, the Series 1997-1 Liquidity Agreement, the Series 1997-1 Support Reimbursement Agreement (solely with respect to amounts due from RFC thereunder) or the GM Series 1997-1 Support Reimbursement Agreement (solely with respect to amounts due from RFC thereunder), as the case may be, and any other amounts and reasonable out-of-pocket costs and expenses due from RFC to any Secured Party under or in connection with the Series 1997-1 Liquidity Agreement, the Series 1997-1 Support Reimbursement Agreement (solely with respect to amounts due from RFC thereunder), or the GM Series 1997-1 Support Reimbursement Agreement (solely with respect to amounts due from RFC thereunder), the Depositary Agreement, the Dealer Agreement or any other RFC Agreement, whether in respect of indemnities thereunder or otherwise, provided that amounts payable under this clause Tenth shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the Series 1997-1 Liquidity Lenders, the Series 1997-1 Support Letter of Credit Providers or the GM Series 1997-1 Support Provider against any and all of their respective obligations to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement; and

                 Eleventh, the payment of all other expenses of RFC referred to in clause Third above in excess of the amounts paid under clause Third above.


                                  ARTICLE III.

        RFC AND OTHER AGENTS; REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.01. RFC and Other Agents. (a) With the delivery of this Series 1997-1 Collateral Agreement, RFC is furnishing to the Series 1997-1 Collateral Agent, and from time to time thereafter may furnish to the Series 1997-1 Collateral Agent, a certificate (the "RFC Incumbency Certificate") certifying the incumbency and specimen signatures of officers, employees, agents or representatives of RFC (the "RFC Agents") authorized to act, and to give instructions and notices, on behalf of RFC hereunder. Until the Series 1997-1 Collateral Agent receives a subsequent RFC Incumbency Certificate, the Series 1997-1 Collateral Agent shall be entitled to rely on the last such RFC Incumbency Certificate delivered to it for purposes of determining the authorized RFC Agents.

         (b) With the delivery of this Series 1997-1 Collateral Agreement, RFC shall cause the Depositary to furnish to the Series 1997-1 Collateral Agent, and from time to time thereafter may cause the Depositary to furnish to the Series 1997-1 Collateral Agent, a certificate (the "Depositary Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of the Depositary (the "Depositary Agents") authorized to act, and to give instructions and notices, on behalf of the Depositary hereunder. Until the Series 1997-1 Collateral Agent receives a subsequent Depositary Incumbency Certificate, the Series 1997-1 Collateral Agent shall be entitled to rely on the last such Depositary Incumbency Certificate delivered to it for purposes of determining the authorized Depositary Agents.

         (c) With the delivery of this Series 1997-1 Collateral Agreement and from time to time thereafter, each Series 1997-1 Support Letter of Credit Provider shall furnish to the Series 1997-1 Collateral Agent a certificate (each, a "Series 1997-1 Support Letter of Credit Provider Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of such Series 1997-1 Support Letter of Credit Provider (the "Series 1997-1 Support Letter of Credit Provider Agents" with respect to such Series 1997-1 Support Letter of Credit Provider) authorized to act, and to give instructions and notices, on behalf of such Series 1997-1 Support Letter of Credit Provider hereunder. Until the Series 1997-1 Collateral Agent receives a subsequent Series 1997-1 Support Letter of Credit Provider Incumbency Certificate from a Series 1997-1 Support Letter of Credit Provider, the Series 1997-1 Collateral Agent shall be entitled to rely on the last such Series 1997-1 Support Letter of Credit Provider Incumbency Certificate delivered to it for purposes of determining the authorized Series 1997-1 Support Letter of Credit Provider Agents with respect to such Series 1997-1 Support Letter of Credit Provider.

         (d) With the delivery of this Series 1997-1 Collateral Agreement and from time to time thereafter, the GM Series 1997-1 Support Provider shall furnish to the Series 1997-1 Collateral Agent a certificate (each, a "GM Series 1997-1 Support Provider Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of the GM Series 1997-1 Support Provider (the "GM Series 1997-1 Support Provider Agents") authorized to act, and to give instructions and notices, on behalf of the GM Series 1997-1 Support Provider hereunder. Until the Series 1997-1 Collateral Agent receives a subsequent GM Series 1997-1 Support Provider Incumbency Certificate from the GM Series 1997-1 Support Provider, the Series 1997-1 Collateral Agent shall be entitled to rely on the last such GM Series 1997-1 Support Provider Incumbency Certificate delivered to it for purposes of determining the authorized GM Series 1997-1 Support Provider Agents with respect to the GM Series 1997-1 Support Provider.

         (e) With the delivery of this Series 1997-1 Collateral Agreement and from time to time thereafter, the Series 1997-1 Liquidity Agent shall furnish to the Series 1997-1 Collateral Agent a certificate (the "Series 1997-1 Liquidity Agent Incumbency Certificate") certifying as to the incumbency and specimen signatures of officers of the Series 1997-1 Liquidity Agent (the "Series 1997-1 L.A. Agents") authorized to act, and to give instructions and notices, on behalf of the Series 1997-1 Liquidity Agent hereunder. Until the Series 1997-1 Collateral Agent receives a subsequent Series 1997-1 Liquidity Agent Incumbency Certificate, the Series 1997-1 Collateral Agent shall be entitled to rely on the last such Series 1997-1 Liquidity Agent Incumbency Certificate delivered to it for purposes of determining the authorized Series 1997-1 L.A. Agents.

         SECTION 3.2. Representations and Warranties of RFC. RFC reaffirms and repeats its representations and warranties contained in the Series 1997-1 Liquidity Agreement, the Series 1997-1 Support Reimbursement Agreement and the GM Series 1997-1 Support Reimbursement Agreement and agrees that the Secured Parties may rely on such representations and warranties as though set forth herein in full.

         SECTION 3.03. Additional Representations, Warranties and Covenants of RFC. RFC hereby makes the following representations, warranties and covenants to each of the Secured Parties:

                 (a) All action necessary (including, without limitation, the filing of UCC-1 financing statements, and the delivery of the Series 1997-1 Notes to the RFC Receivables Trustee) to protect and perfect the Series 1997-1 Collateral Agent's security interest on behalf of the Secured Parties in the Assigned Collateral now in existence and hereafter acquired or created, the Series 1997-1 Cash Collateral Account and the Deposited Funds has been duly and effectively taken.

                 (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing RFC as debtor covering all or any part of the Assigned Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by RFC (i) in favor of the Series 1997-1 Collateral Agent pursuant to this Series 1997-1 Collateral Agreement or (ii) in favor of the RFC Receivables Trustee pursuant to the RFC Receivables Trust Agreement.

                 (c) This Series 1997-1 Collateral Agreement creates a valid and continuing security interest in the Assigned Collateral in favor of the Series 1997-1 Collateral Agent on behalf of the Secured Parties, which security interest is prior to all other Liens, except for Permitted Liens, and is enforceable as such as against creditors of and purchasers from RFC.

                 (d)      RFC's principal place of business and chief executive
         office shall be at: [                  ] and the place where its
         records concerning the Assigned Collateral are kept is at [
         ]. RFC will not change its name or such principal place of business or chief executive office or remove such records without 60 days prior written notice to the Series 1997-1 Collateral Agent.

                 (e) At any time and from time to time, upon the written request of the Series 1997-1 Collateral Agent, and at the sole expense of RFC, RFC will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Series 1997-1 Collateral Agent may reasonably deem necessary in obtaining the full benefits of this Series 1997-1 Collateral Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. RFC also hereby authorizes the Series 1997-1 Collateral Agent to file any such financing or continuation statement without the signature of RFC to the extent permitted by applicable law. If any amount payable under or in connection with any of the Assigned Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged to the Series 1997-1 Collateral Agent hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Series 1997-1 Collateral Agent and delivered to the Series 1997-1 Collateral Agent promptly.

                 (f) RFC will warrant and defend the Series 1997-1 Collateral Agent's right, title and interest in and to the Assigned Collateral and the income, distributions and proceeds thereof, for the benefit of the Secured Parties against the claims and demands of all Persons whomsoever.

                 (g) All authorizations in this Series 1997-1 Collateral Agreement for the Series 1997-1 Collateral Agent to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Assigned Collateral are powers coupled with an interest and are irrevocable.

         SECTION 3.4. Representations and Warranties of the Series 1997-1 Collateral Agent. The Series 1997-1 Collateral Agent hereby represents, warrants and covenants to the Secured Parties that this Series 1997-1 Collateral Agreement has been duly authorized, executed and delivered by the Series 1997-1 Collateral Agent and constitutes a legal, valid and binding obligation of the Series 1997-1 Collateral Agent, enforceable against the Series 1997-1 Collateral Agent in accordance with its terms, except as such enforceability may be subject to bankruptcy or insolvency laws, creditors' rights generally and general principles of equity.


                                  ARTICLE IV.

                                   ASSIGNMENT

         SECTION 4.01.  Assignment.   (a) In order to secure and provide for the
payment and repayment of the RFC Obligations, RFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Series 1997-1 Collateral Agent, for the ratable benefit of the Secured Parties as their respective interests appear, and hereby grants to the Series 1997-1 Collateral Agent, for the benefit of the Secured Parties, a security interest in all of RFC's right, title and interest in and to all of the following property and interests in property (other than as specified below) whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Assigned Collateral"):

                 (i) the RFC Agreements, including, without limitation, the Series 1997-1 Notes (other than the VFN Payment Rights), all monies due and to become due to RFC from NFLP under or in connection with the RFC Agreements (other than in respect of the VFN

         Payment Rights), whether payable as principal, interest, rents, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RFC against any other party under or with respect to the Series 1997-1 Notes (including RFC's rights, other than the VFN Payment Rights, as a Series 1997-1 Noteholder under the Series 1997-1 Supplement) and the other RFC Agreements (whether arising pursuant to the terms of such RFC Agreements or otherwise available to RFC at law or in equity), the right to enforce any of the RFC Agreements, including, without limitation, the Series 1997-1 Notes and the rights of the Series 1997-1 Noteholders under the Series 1997-1 Supplement (other than the VFN Payment Rights) as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Series 1997-1 Notes, the Series 1997-1 Supplement or other RFC Agreements or the obligations of any party thereunder to RFC; and

                 (ii) the RFC Receivables Trust Agreement, the RFC Beneficial Interest and the right to receive all distributions and payments pursuant thereto and in respect thereof; and

                 (iii) all additional property that may from time to time hereafter be subjected to the grant and pledge hereof by RFC or by anyone on its behalf; and

                 (iv) all property assigned to the Series 1997-1 Collateral Agent pursuant to Section 5.02 hereof, including the Accounts (including the Deposited Funds) and the Series 1997-1 Cash Collateral Account; and

                  (v) all proceeds, products and profits of and from any and all of the foregoing, including, without limitation, cash.

Notwithstanding the foregoing, upon the disbursement by the Series 1997-1 Collateral Agent of any amount distributable to RFC in accordance with the terms of Section 2.01 or 5.02(b) for the payment of RFC's operating and ordinary course expenses or otherwise, the security interest in such amount granted in favor of the Series 1997-1 Collateral Agent shall be released.

         (b) RFC hereby confirms the grant, pledge, hypothecation, assignment, conveyance, delivery and transfer to the RFC Receivables Trustee under the RFC Receivables Trust Agreement, in exchange for the RFC Beneficial Interest, of all RFC's right, title and interest in, to, under and in respect of the VFN Payment Rights.

         (c) Notwithstanding the assignment and security interest so granted to the Series 1997-1 Collateral Agent, RFC shall nevertheless be permitted, subject to the Series 1997-1 Collateral Agent's right to revoke such permission in the event of a Liquidity Agreement Amortization Event or a Liquidation Event of Default and the provisions of Section 4.03 hereof, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of defaults under any of the RFC Agreements or revocation of powers of attorney to NFLP) to NFLP by RFC by the specific terms of the RFC Agreements or to any other obligor under the Assigned Collateral, and the assignment of the Assigned Collateral to the Series 1997-1 Collateral Agent shall not (i) relieve RFC from the performance of any term, covenant, condition or agreement on RFC's part to be performed or observed under or in connection with any of the RFC Agreements or from any liability to NFLP or any other party under the RFC Agreements, or (ii) impose any obligation on any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on RFC's part to be so performed or observed or impose any liability on any of the Secured Parties for any act or omission on the part of RFC or from any breach of any representation or warranty on the part of RFC. RFC hereby agrees to indemnify and hold harmless each Secured Party from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignment granted hereby by virtue of any act or omission on the part of RFC including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) incurred by any of the Secured Parties in enforcing this Series 1997-1 Collateral Agreement or preserving any of their respective rights to, or realizing upon, any of the Assigned Collateral.

         SECTION 4.02.  Application of Assigned Collateral and Deposited Funds.
(a) RFC hereby acknowledges and agrees that, until this Series 1997-1 Collateral Agreement is terminated, RFC shall, and the Series 1997-1 Collateral Agent is authorized to, cause all payments made to RFC or the RFC Receivables Trust by or on behalf of NFLP or any other party under the Series 1997-1 Notes or any other RFC Agreement to be deposited into the Series 1997-1 Collateral Account or such other account as the Series 1997-1 Collateral Agent may from time to time specify to the Person making such payments; and RFC represents to the Secured Parties that it has instructed NFLP and the other parties under the RFC Agreements, as applicable, to so remit such amounts.

         (b) RFC agrees that if any such monies, instruments, cash or other proceeds of the Assigned Collateral shall be received by RFC in an account other than the Series 1997-1 Collateral Account or in any other manner, such monies, instruments, cash and other proceeds will not be commingled by RFC with any of its other funds or property, if any, but will be held separate and apart therefrom and shall be held in trust by RFC for, and immediately paid over to, but in any event within two (2) Business Days from identification thereof (but in no event later than the eighth (8th) day following its receipt of such payment, the Series 1997-1 Collateral Agent with any necessary endorsement.

         (c) Provided that the Series 1997-1 Collateral Account or any funds on deposit in, or otherwise to the credit of, the Series 1997-1 Collateral Account are not then subject to any writ, order, judgment, warrant of attachment, execution or similar process, all monies, instruments, cash and other proceeds received by the Series 1997-1 Collateral Agent pursuant to this

Article IV shall be immediately deposited in the Series 1997-1 Collateral Account, and, unless and until a Liquidity Agreement Amortization Event shall have occurred and be continuing, shall be applied as provided in Section 5.02(b) hereof. All monies, instruments, cash and other proceeds held or deposited in the Series 1997-1 Collateral Account after the occurrence and during the continuance of a Liquidity Agreement Amortization Event, and all monies, instruments, cash and other proceeds received by the Series 1997-1 Collateral Agent pursuant to this Article IV while the Series 1997-1 Collateral Account or any funds on deposit in, or otherwise to the credit of, the Series 1997-1 Collateral Account are subject to any writ, order, judgment, warrant of attachment, execution or similar process, shall be applied by the Series 1997-1 Collateral Agent (to the extent permitted by law) to the payment or repayment in full of all outstanding RFC Obligations, in the appropriate order of priority specified in Section 2.01 of this Series 1997-1 Collateral Agreement.

         SECTION 4.03. Performance of Agreement. (a) Upon the occurrence of a Liquidation Event of Default, (i) promptly following a request from the Series 1997-1 Collateral Agent to do so and at RFC's own expense, RFC agrees to take all such lawful action and as permitted under this Series 1997-1 Collateral Agreement as the Series 1997-1 Collateral Agent may reasonably request to compel or secure the performance and observance by NFLP or by any other party to any RFC Agreement or any other CP Program Document of its obligations to RFC in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to RFC to the extent and in the manner reasonably directed by the Series 1997-1 Collateral Agent, including, without limitation, the transmission of notices of default and the giving of directions, or the institution of legal or administrative actions or proceedings to compel or secure performance by NFLP (or such party to any RFC Agreement or any other CP Program Document), of their respective obligations thereunder; provided, however, that if RFC shall have failed, within fifteen
(15) Business Days of receiving the direction by the Series 1997-1 Collateral Agent, to accomplish such directions of the Series 1997-1 Collateral Agent, the Series 1997-1 Collateral Agent may, but shall not be obligated to, take such previously directed action (and any related action as permitted under this Series 1997-1 Collateral Agreement thereafter determined by the Series 1997-1 Collateral Agent to be appropriate without the need under this provision or any other provision hereunder to direct RFC to take such action) on behalf of RFC and the Secured Parties; and (ii) the Series 1997-1 Collateral Agent may, and upon written direction from the Required Liquidity Providers shall, take all lawful action at RFC's expense (for reasonable costs and expenses), to exercise any and all rights, remedies, powers and privileges lawfully available to the Series 1997-1 Collateral Agent to the extent and in the manner directed by the Required Liquidity Providers or, in the absence of such direction, by the Series 1997-1 Collateral Agent itself, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by NFLP, RFC or any obligor with respect to the Assigned Collateral including, without limitation, the giving of directions to the Trustee to exercise or to cause the Master Collateral Agent to exercise rights and remedies under the Master Collateral Agency Agreement with respect to the Master Collateral for which the

Trustee (on behalf of the Series 1997-1 Noteholders), the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider are designated as Beneficiaries and to exercise any other remedies available to a secured party, and, to the extent that the direction of the Series 1997-1 Noteholders is required under the terms of the Series 1997-1 Supplement, the Required Liquidity Providers shall be deemed to have directed that each Series 1997 Vehicle that is a Program Vehicle be returned to the related Manufacturer under the related Manufacturer Program at the end of the minimum holding period (if any) for such Program Vehicle under the related Manufacturer Program, unless the Required VFN Noteholders specifically waive such direction in writing.

         SECTION 4.04. Amendments; Waivers; Declaration of Default. Without intending in any manner to derogate from the absolute nature of the assignment granted to the Series 1997-1 Collateral Agent by this Series 1997-1 Collateral Agreement or the rights of the Series 1997-1 Collateral Agent hereunder, RFC agrees that, subject to its right to take certain actions with respect to the Assigned Collateral set forth in Section 4.01(c), it will not (i) amend, modify, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination or surrender of, the terms of any Assigned Collateral, or waive timely performance or observance by any obligor of its obligations to RFC under the Assigned Collateral, or any default on the part of any obligor under the Assigned Collateral without giving prior written notice to the Rating Agencies and the Dealers and without the prior written consent of the Required Liquidity Providers and the Series 1997-1 Collateral Agent (to the extent the rights or duties of the Series 1997-1 Collateral Agent are affected thereby), or (ii) exercise any right, remedy, power or privilege available to it with respect to any obligor under the Assigned Collateral, take any action to compel or secure performance or observance by any obligor of its obligations to RFC or give any consent, request, notice, direction, approval, extension or waiver with respect to any obligor without the prior written consent of the Series 1997-1 Collateral Agent; provided, however, that RFC may amend the terms of any Assigned Collateral if such amendment is effected only to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under such Assigned Collateral which shall not be inconsistent with the provisions of such Assigned Collateral; provided, such action pursuant to this clause shall not adversely affect the interests of a Secured Party in any material respect. Subject to its right to take certain actions with respect to the Assigned Collateral set forth in Section 4.01 (c), RFC (in its capacity as a Series 1997-1 Noteholder) will not agree to any such amendment, waiver or other change (with respect to a Manufacturer Program, only to the extent any consent of RFC (in its capacity as a Series 1997-1 Noteholder) is solicited or required by the Manufacturer or any assignor of such Manufacturer Program), (i) if such amendment, waiver or other change would materially adversely affect the rights of the Holders of the Commercial Paper Notes or (ii) if the Series 1997-1 Collateral Agent shall not have received written confirmation of the Rating Agencies that such amendment, waiver or other change will not result in the downgrading or withdrawal of the then current ratings of the Commercial Paper Notes by the Rating Agencies. If any such amendment, modification, supplement or waiver shall be so consented to by the Series 1997-1 Collateral Agent (to the extent required) and the Required Liquidity Providers, RFC agrees, promptly following a request by the Series 1997-1 Collateral Agent or the Series 1997-1 Liquidity Agent to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as any of them may deem necessary or appropriate in the circumstances. No consent by the Series 1997-1 Collateral Agent or any other Secured Party to any such amendment, modification, supplement or waiver shall be deemed to be a determination by the Series 1997-1 Collateral Agent that such amendment, modification, supplement or waiver will not adversely affect the rights of any Holder of Commercial Paper Notes.

         SECTION 4.05. Notice of Default. Promptly upon becoming aware thereof, RFC agrees to give the Secured Parties (other than the Holders of the Commercial Paper Notes), the Master Collateral Agent and each Rating Agency prompt written notice (and in no case more than two (2) days after RFC has actual knowledge thereof) of each Liquidity Agreement Amortization Event or Potential Liquidity Agreement Amortization Event, and each Manufacturer Event of Default that comes to RFC's attention.


                                   ARTICLE V.

        SERIES 1997-1 COLLATERAL ACCOUNT, SERIES 1997-1 LIQUIDITY LENDER
             ACCOUNT, AND SERIES 1997-1 TERMINATION ADVANCE ACCOUNT

         SECTION 5.01. Establishment of Accounts; Deposit of Funds. (a) For purposes of the Series 1997-1 Liquidity Agreement, the Series 1997-1 Support Reimbursement Agreement and the Depositary Agreement, the Series 1997-1 Collateral Agent shall at all times during the term of this Series 1997-1 Collateral Agreement maintain at a U.S. branch or agency of the Series 1997-1 Collateral Agent (i) a demand deposit account for the benefit of the Secured Parties (said account being herein called the "Series 1997-1 Collateral Account") and being identified as Account No. 93129201, (ii) a demand deposit account for the benefit of the Secured Parties (said account being herein called the "Series 1997-1 Termination Advance Account") and being identified as Account No. 93129202, (iii) a demand deposit account for the Series 1997-1 Liquidity Lenders and the Series 1997-1 Liquidity Agent (said account being herein called the "Series 1997-1 Liquidity Lender Account" and being identified as Account No. 93129203), and (iv) a demand deposit account for the benefit of the Secured Parties (said account being herein called the "Series 1997-1 Pledge
Account") and being identified as Account No. [          ],  the operation of
each of which shall be governed by this Article V (the Series 1997-1 Collateral Account, the Series 1997-1 Termination Advance Account, the Series 1997-1 Pledge Account and the Series 1997-1 Liquidity Lender Account are collectively referred to herein as the "Accounts"); provided, however, if at any time the short-term credit rating of the Series 1997-1 Collateral Agent from S&P and Moody's shall be reduced below A-1 or P-1, respectively, the

Series 1997-1 Collateral Agent shall, within thirty (30) days of such reduction, convert each of the Accounts to a segregated trust account in the corporate trust department of a financial institution.

         (b) It is understood and agreed by RFC and the Secured Parties that on any Business Day there shall be deposited in the Series 1997-1 Collateral Account the following monies, instruments, cash and proceeds received by the Series 1997-1 Collateral Agent or RFC at any time and from time to time: (i) from the Depositary, proceeds from the sale of Commercial Paper Notes to the extent of maturing Commercial Paper Notes, (ii) from the Trustee or NFLP, payments of principal or interest on the Series 1997-1 Notes, (iii) any other proceeds of the Assigned Collateral, and (iv) any and all monies at any time and from time to time received on behalf of RFC, and required by the terms of this Series 1997-1 Collateral Agreement or any other CP Program Document to be deposited in the Series 1997-1 Collateral Account.

         (c) It is further understood and agreed by RFC and the Secured Parties that there shall be deposited in the Series 1997-1 Termination Advance Account the monies, instruments, cash and proceeds received by the Series 1997-1 Collateral Agent or RFC at any time and from time to time from any Series 1997-1 Liquidity Lender pursuant to Section 3.6.4 of the Series 1997-1 Liquidity Agreement.

         (d) It is further understood and agreed by RFC and the Secured Parties that there shall be deposited in the Series 1997-1 Liquidity Lender Account or the Commercial Paper Account the following monies, instruments, cash and proceeds received by the Series 1997-1 Collateral Agent or RFC at any time and from time to time: (i) amounts received from any Series 1997-1 Liquidity Lender pursuant to Section 3.6.1, 3.6.2 or 3.6.3 of the Series 1997-1 Liquidity Agreement, (ii) any and all monies at any time and from time to time received on behalf of RFC, and required by the terms of this Series 1997-1 Collateral Agreement, the Series 1997-1 Liquidity Agreement or any other CP Program Document to be deposited in the Series 1997-1 Liquidity Lender Account or the Commercial Paper Account and (iii) from the Enhancement Agent, proceeds from Series 1997-1 LOC Liquidity Disbursements.

         (e) All monies, instruments, cash and proceeds deposited at any time and from time to time in any and all of the Accounts are referred to as "Deposited Funds"; provided that (i) Deposited Funds in the Series 1997-1 Pledge Account may only be used for the purposes provided in Section 2.5 of the Series 1997-1 Liquidity Agreement (A) to make payments pursuant to clause Second of Section 2.01 and, to the extent a Borrowing Base Deficiency continues to exist, to make payments pursuant to clause Fifth of Section 2.01 and (B) to make payments pursuant to Section 5.02(b)(i) and, to the extent a Borrowing Base Deficiency continues to exist, to make payments pursuant to Section 5.02(b)(v) and (ii) the Deposited Funds in the Series 1997-1 Termination Advance Account may only be used to make payments pursuant to clause Second of
Section 2.01 or Section 5.02(b)(i) hereof. Deposited Funds may, at RFC's discretion upon RFC's written direction and at RFC's expense, be invested in Permitted

Investments; provided that if a Liquidity Agreement Amortization Event shall have occurred and be continuing or any RFC Obligations then due shall be unpaid, RFC's rights to invest such Deposited Funds shall terminate and the Series 1997-1 Collateral Agent shall have the right (but not the obligation) to invest funds at RFC's expense in Permitted Investments.

         (f) In addition, RFC agrees that it will not, and will not permit any Person on behalf of RFC to, issue Commercial Paper Notes after RFC has received notice that any of the Accounts or the Commercial Paper Account is subject to any stay, writ, judgment, warrant of attachment, execution or other similar process; provided that if any such writ, order, judgment, warrant of attachment, execution or other similar process is removed or dismissed, RFC may recommence issuing, and permitting any Person on behalf of RFC to issue, Commercial Paper Notes.

         SECTION 5.02. Assignment of Accounts, etc. (a) (i) In order to secure and provide for the repayment and payment of the RFC Obligations, RFC hereby assigns, pledges, grants, transfers and sets over to the Series 1997-1 Collateral Agent, for the benefit of the Secured Parties, all of RFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (A) the Accounts and all claims of RFC in and to the Accounts, (B) the Deposited Funds and all claims of RFC in and to the Deposited Funds, (C) all certificates and instruments, if any, representing or evidencing any or all of the Accounts, (D) all interest, dividends, cash, instruments and other property from time to time, received, receivable or otherwise distributed in respect of or in exchange for any or all of the Accounts, the Deposited Funds or the Permitted Investments and all claims of RFC therein and thereto, (E) all Permitted Investments made at any time and from time to time with the monies in any and all of the Accounts and all claims of RFC therein and thereto and (F) all proceeds of any and all of the foregoing, including, without limitation, cash. (ii) To further secure the RFC Obligations, RFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Enhancement Agent, for the benefit of the Secured Parties, and hereby grants to the Enhancement Agent for the benefit of the Secured Parties, a security interest in all of RFC's right, title and interest (whether now owned or hereafter acquired or created) in and to (x) the Series 1997-1 Letter of Credit and (y) (i) any Series 1997-1 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of any such Series 1997-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all investments made at any time and from time to time with moneys in any such Series 1997-1 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash. (iii) Throughout the term of this Series 1997-1 Collateral Agreement, the Series 1997-1 Collateral Agent shall be a pledgee in possession of the Deposited Funds and shall have the sole and exclusive right to withdraw or order a transfer of Deposited Funds from the Accounts or to direct the Enhancement Agent to order a withdrawal or transfer of funds from the Series 1997-1 Cash Collateral Account for the purposes specified in Section 5.5(b), in each case, subject to the provisions of the next succeeding paragraph, and RFC hereby appoints the Series 1997-1 Collateral Agent the true and lawful attorney of RFC, with full power of substitution, for the purpose of making any such withdrawal or ordering any such transfer of Deposited Funds from any of the Accounts, which appointment is coupled with an interest and is irrevocable.

         (b) So long as no Liquidity Agreement Amortization Event shall have occurred and then be continuing, RFC, with respect to clause (ii) and clauses
(iv) through (xii) below, and the Depositary with respect to clause (i) below, and the Series 1997-1 Liquidity Agent, on behalf of the Series 1997-1 Liquidity Lenders, with respect to clause (iii) below, shall have the right to instruct the Series 1997-1 Collateral Agent to withdraw or allocate and retain, or order the transfer of, Deposited Funds from any of the Accounts (subject to Section 5.01(e) with respect to the Series 1997-1 Pledge Account and the Series 1997-1 Termination Advance Account), from time to time as necessary, for deposit into the Series 1997-1 Collection Account or for the following purposes in the following priority:

                 (i) the payment of all Indebtedness, at any time and from time to time due from RFC to the Holders of the Outstanding Commercial Paper Notes issued pursuant to and in accordance with the Depositary Agreement;

                 (ii) the payment of all operating and ordinary course expenses of RFC up to an aggregate amount equal to $100,000 per annum;

                 (iii) to the extent no Borrowing Base Deficiency results, the payment of all fees and expenses at any time and from time to time due to the Depositary pursuant to Section 8(a) of the Depositary Agreement or due to the Series 1997-1 Collateral Agent hereunder;

                 (iv) the payment of all amounts at any time and from time to time due to the Series 1997-1 Liquidity Agent, as notified to the Series 1997-1 Collateral Agent pursuant to Section 3.6.6 of the Series 1997-1 Liquidity Agreement;

                 (v) first, the payment, pro rata, of all principal Indebtedness (including Commitment Termination Date Liquidity Advances) at any time and from time to time due (in the case of a Commitment Termination Date Liquidity Advance, such Advance will be deemed to be due for purposes of this Section 5.02(b)(v) on the date such Advance is made) from RFC (a) to the Series 1997-1 Liquidity Lenders in connection with the Liquidity Advances made pursuant to the Series 1997-1 Liquidity Agreement, (b) to the Series 1997-1 Support Letter of Credit Providers in connection with Support Liquidity Disbursements, and (c) if applicable, to the Series 1997-1 Cash Collateral Account in connection with monies withdrawn from such Account to fund any Series 1997-1 LOC Liquidity Disbursements, together with all amounts payable in respect of interest on any of the foregoing; and second, the payment, pro rata, of the RFC Reimbursement Share of any Support Termination Disbursement, together with all amounts payable in respect of interest on any of the foregoing; provided, however, the amounts payable to the Series 1997-1 Liquidity Lenders and the Series 1997-1 Support Letter of Credit Providers pursuant to subclauses (a) and (b) of this clause (v) shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the Series 1997-1 Liquidity Lenders or the Series 1997-1 Support Letter of Credit Providers against any and all of their respective obligations to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement;

                 (vi) first, the payment, pro rata, of all principal Indebtedness (including Support Termination Disbursements) at any time and from time to time due (in the case of a Support Termination Disbursement, such Support Termination Disbursement will be deemed to be due for purposes of this Section 5.02(b)(vi) on the date such Support Termination Disbursement is made) from RFC to the GM Series 1997-1 Support Provider in connection with Support Liquidity Disbursements, together with all amounts payable in respect of interest on any of the foregoing; and second, the payment, pro rata, of the RFC Reimbursement Share of any Support Termination Disbursement or Support Event of Default Disbursement, together with all amounts payable in respect of interest on any of the foregoing; provided, however, the amounts payable to the GM Series 1997-1 Support Provider pursuant to this clause (vi) shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the GM Series 1997-1 Support Provider against any and all of their respective obligations to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement;

                 (vii) to the extent no Borrowing Base Deficiency results therefrom, the payment, pro rata, of (a) all other Indebtedness (including, but not limited to, fees, reimbursements, indemnities, taxes and increased costs, but excluding amounts referenced in clause
         (ix) below) at any time and from time to time due and owing from RFC to the Series 1997-1 Liquidity Lenders, the Series 1997-1 Liquidity Agent, the Series 1997-1 Letter of Credit Provider (solely with respect to amounts due from RFC under the Series 1997-1 Letter of Credit Agreement), the Series 1997-1 Support Letter of Credit Providers (solely with respect to amounts due from RFC under the Series 1997-1 Support Reimbursement Agreement), and the Series 1997-1 Collateral Agent under or in respect of the Series 1997-1 Liquidity Agreement, the Series 1997-1 Support Reimbursement Agreement, and this Series 1997-1 Collateral Agreement, together with all amounts due from RFC in respect of interest thereon, and (b) all indemnities at any time and from time to time due from RFC hereunder to the Series 1997-1 Liquidity Lenders and the Series 1997-1 Support Letter of Credit Providers, it being understood that amounts payable under this clause
         (vii) shall relate exclusively to costs and expenses incurred in or in connection with this Series 1997-1 Collateral Agreement, the procurement and handling of funds and the making of such funds available to or for the account or benefit of RFC and shall not include amounts payable in connection with general indemnity claims relating to the use by RFC or the Series 1997-1 Letter of Credit Provider of the proceeds of such financial accommodations (other than, in the event such actions give rise to breakage costs, any action in the nature of a prepayment by RFC) or actions taken or omitted to be taken by RFC under the Related Documents and not directly related to the procurement of funds, all of which shall be covered by clause (ix) below; provided, however, that amounts payable under this clause (vii) shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the Series 1997-1 Liquidity Lenders or the Series 1997-1 Support Letter of Credit Providers against any and all of the respective obligations of such parties to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement;

                 (viii) to the extent no Borrowing Base Deficiency results therefrom, the payment, pro rata, of all other Indebtedness (including, but not limited to, fees, reimbursements, indemnities, taxes and increased costs, but excluding amounts referenced in clause
         (ix) below) at any time and from time to time due and owing from RFC to the GM Series 1997-1 Support Provider (solely with respect to amounts due from RFC under the Series 1997-1 Support Reimbursement Agreement), under or in respect of the GM Series 1997-1 Support Provider Series 1997-1 Support Reimbursement Agreement, and this Series 1997-1 Collateral Agreement, together with all amounts due from RFC in respect of interest thereon, and (b) all indemnities at any time and from time to time due from RFC hereunder to the GM Series 1997-1 Support Provider, it being understood that amounts payable under this clause (viii) shall relate exclusively to costs and expenses incurred in or in connection with this Series 1997-1 Collateral Agreement, the procurement and handling of funds and the making of such funds available to or for the account or benefit of RFC and shall not include amounts payable in connection with general indemnity claims relating to the use by RFC or the Series 1997-1 Letter of Credit Provider of the proceeds of such financial accommodations (other than, in the event such actions give rise to breakage costs, any action in the nature of a prepayment by RFC) or actions taken or omitted to be taken by RFC under the Related Documents and not directly related to the procurement of funds, all of which shall be covered by clause (ix) below; provided, however, that amounts payable under this clause (viii) shall be subject to the Series 1997-1 Collateral Agent's right to set off and apply any and all amounts held by the Series 1997-1 Collateral Agent for the benefit of the GM Series 1997-1 Support Provider against any and all of the obligations of the GM Series 1997-1 Support Provider to the Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement, as set forth in Section 7.02(a) of this Series 1997-1 Collateral Agreement;

                 (ix) to the extent no Borrowing Base Deficiency results therefrom, the repayment, pro rata, of all reasonable amounts advanced or expended by the Series 1997-1 Collateral

         Agent, the Series 1997-1 Liquidity Agent, any Series 1997-1 Liquidity Lender, the Series 1997-1 Support Letter of Credit Providers or the GM Series 1997-1 Support Provider under this Series 1997-1 Collateral Agreement or under or in connection with the Series 1997-1 Liquidity Agreement, the Series 1997-1 Support Reimbursement Agreement (solely with respect to amounts due from RFC thereunder) or the GM Series 1997-1 Support Provider Series 1997-1 Support Reimbursement Agreement (solely with respect to amounts due from RFC thereunder), as the case may be, and any other amounts and reasonable out-of-pocket costs and expenses due from RFC to any Secured Party under or in connection with this Series 1997-1 Collateral Agreement, the Series 1997-1 Liquidity Agreement, the Series 1997-1 Support Reimbursement Agreement (solely with respect to amounts due from RFC thereunder), the Depositary Agreement or the Dealer Agreement whether in respect of indemnities thereunder or otherwise;

                 (x) to the extent no Borrowing Base Deficiency results therefrom, the payment of all other expenses of RFC in excess of the amounts paid under clause (ii) above;

                 (xi) the making of further Advances by RFC under the Series 1997-1 Note Purchase Agreement for the purchase or financing by NFLP of additional Series 1997 Vehicles for leasing under the Series 1997 Lease; and

                 (xii) the balance of such Deposited Funds shall be retained in the appropriate Account and invested pursuant to Section 5.04 in Permitted Investments.

         (c) The Series 1997-1 Collateral Agent shall apply monies as provided in Section 5.02(b) promptly upon receipt of written or telephonic instructions from an RFC Agent or, with respect to clause (b)(i) above, a Depositary Agent, or with respect to clause (b)(iii) above, a Series 1997-1 L.A. Agent. Any telephonic instructions shall be promptly confirmed in writing. The Series 1997-1 Collateral Agent shall make the required withdrawals and transfers on the same day provided that it shall have received instructions prior to 3:00 p.m. (New York City time) on such day. Absent manifest error, the Series 1997-1 Collateral Agent shall have no responsibility for verifying that monies being transferred pursuant to this Section 5.02 are in the proper amounts or that any conditions to such transfers are complied with. All instructions furnished to the Series 1997-1 Collateral Agent pursuant to this Section 5.02(c) or 5.03 shall specify the account to which monies are to be transferred; provided that monies payable to any Series 1997-1 Liquidity Lender shall be transferred to the Series 1997-1 Liquidity Agent for distribution to such Series 1997-1 Liquidity Lender.

         (d) The Series 1997-1 Collateral Agent shall, with the cooperation of the Depositary, the Series 1997-1 Liquidity Agent, the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider, monitor the amount of Commercial Paper Notes Outstanding, Liquidity Advances Outstanding, Support Series 1997-1 LOC Liquidity Disbursements Outstanding and the current Borrowing Base, and determine whether or not a Borrowing Base

Deficiency exists on any Business Day. In this regard, RFC hereby agrees to provide the Series 1997-1 Collateral Agent, on the [twentieth] day of each month, a statement reflecting the Borrowing Base (as of the close of business on the last day of the immediately preceding Related Month), which statement shall be certified by a financial officer of RFC. Upon each occasion that RFC delivers a Borrowing Base Certificate to the Series 1997-1 Liquidity Agent in accordance with Section 2.2.5, 6.2.8 or 6.3.5, as the case may be, of the Series 1997-1 Liquidity Agreement, RFC shall provide a copy of such Certificate to the Series 1997-1 Collateral Agent hereunder. The Series 1997-1 Collateral Agent may conclusively rely on such certified statement or certificate at all times from and after the issuance thereof until issuance of a new such certified statement or certificate, without any obligation on the part of the Series 1997-1 Collateral Agent to confirm the truth, accuracy or completeness of such certified statement or certificate and without any obligation on the part of the Series 1997-1 Collateral Agent to undertake any other inquiry with respect thereto. The Series 1997-1 Collateral Agent may at any time request that RFC, and RFC thereafter shall, provide the Series 1997-1 Collateral Agent with a statement as to the Borrowing Base upon each Series 1997-1 LOC Liquidity Disbursement. Upon each occasion that RFC delivers information relating to the Borrowing Base to the Depositary in accordance with Section 3(a) of the Depositary Agreement, RFC shall provide a copy of the notice containing such information to the Series 1997-1 Collateral Agent hereunder. RFC agrees to notify the Series 1997-1 Collateral Agent promptly, and in any event within one
(1) Business Day, upon its obtaining knowledge of the existence of any Borrowing Base Deficiency.

         (e) The Series 1997-1 Collateral Agent shall from time to time, but at least monthly, provide RFC with statements of account relating to the Accounts and, upon receipt of a statement from the Trustee in respect thereof, the Series 1997-1 Cash Collateral Account in accordance with the Series 1997-1 Collateral Agent's customary practices and in a form reasonably satisfactory to the Series 1997-1 Collateral Agent and RFC.

         (f) Upon the occurrence and during the continuance of a Liquidity Agreement Amortization Event, all rights of RFC to request the Series 1997-1 Collateral Agent to (i) withdraw or order the transfer of Deposited Funds from the Accounts or (ii) instruct the Enhancement Agent to withdraw or order the transfer of Deposited Funds from the Series 1997-1 Cash Collateral Account shall cease, and the Series 1997-1 Collateral Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Required Liquidity Providers shall (subject to Section 7.01 hereof), at any time and from time to time, be entitled to appropriate and apply the Deposited Funds then, or at any time thereafter, on deposit in the Accounts or the Series 1997-1 Cash Collateral Account to the payment or prepayment in full of all outstanding RFC Obligations, whether or not then due, in the order of priority specified in Section 2.01 hereof (or in the case of the Series 1997-1 Cash Collateral Account, in accordance with Section 5.05). The Series 1997-1 Collateral Agent shall make all payments with respect to Commercial Paper Notes Outstanding pursuant to clause Second of Section 2.01 to the Depositary for application to the pro rata payment, in accordance with their terms and subject to the provisions of the Depositary Agreement, of the face amount of matured and unmatured Commercial Paper Notes, whether or not such Commercial Paper Notes have been presented to the Depositary for payment.

         SECTION 5.03. Application of Deposited Funds and Assigned Collateral. For purposes of determining the payment to be made to any Person of any Assigned Collateral and Deposited Funds pursuant to Sections 2.01 and 5.02 hereof, the Series 1997-1 Collateral Agent may rely on certificates or statements furnished to or by it in accordance with the provisions of this
Section 5.03; provided, however, to the extent that the Series 1997-1 Collateral Agent has previously received telephonic or written instructions with respect to determining the payment to be made to any Person of any Assigned Collateral and Deposited Funds pursuant to Section 5.02(c), the Series 1997-1 Collateral Agent may conclusively rely on such previously received instructions. For purposes of determining the application to be made of Deposited Funds and any Assigned Collateral to any Holder pursuant to clause Second of Section 2.01 and clause (i) of Section 5.02(b) or to the Depositary pursuant to subclause (b) of clause Third of Section 2.01, clause Tenth of
Section 2.01 or Section 5.02(b)(iii), the Series 1997-1 Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall at the same time also be provided to RFC) of the Depositary as to the amount then owing to such Holder. For purposes of determining the application to be made of Deposited Funds and any Assigned Collateral to any Series 1997-1 Liquidity Lender, the Series 1997-1 Liquidity Agent, any Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider, as the case may be, pursuant to clause Fourth, Fifth, Sixth, Seventh, Eighth or Tenth of
Section 2.01 hereof (and the corresponding provisions under Section 5.02(b)), the Series 1997-1 Collateral Agent may rely exclusively upon a certificate or other statement (a copy of which shall at the same time also be provided to RFC) of the Series 1997-1 Liquidity Agent (with respect to amounts owing to it or any Series 1997-1 Liquidity Lender), a Series 1997-1 Support Letter of Credit Provider Agent (with respect to amounts owing to it) or a GM Series 1997-1 Support Provider Agent (with respect to amounts owing to it), as the case may be, as to the amount then owing to any such Series 1997-1 Liquidity Lender, the Series 1997-1 Liquidity Agent, a Series 1997-1 Support Letter of Credit Provider or the GM Series 1997-1 Support Provider, as the case may be. Any application to be made of Deposited Funds and Assigned Collateral to the Series 1997-1 Collateral Agent pursuant to clause First or Ninth of Section
2.01 hereof (and the corresponding provisions under Section 5.02(b)) may be made upon the Series 1997-1 Collateral Agent's own certificate or statement delivered to RFC, the Series 1997-1 Liquidity Agent, the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider, setting forth in reasonable detail the nature of the Series 1997-1 Collateral Agent's claim and the amount owing to the Series 1997-1 Collateral Agent on account thereof. For purposes of determining the application to be made of Deposited Funds and Assigned Collateral to RFC pursuant to clause Third or Eleventh of
Section 2.01 or the corresponding provisions under Section 5.02(b) hereof or to any Dealer or any other Person (other than any party hereto or any Series 1997-1 Liquidity Lender) pursuant to clause Tenth of Section 2.01 or the corresponding provisions under Section 5.02(b) hereof, the Series 1997-1 Collateral Agent may rely conclusively upon a certificate or other statement of RFC as to the amount then owing to RFC or such other party. The Series

1997-1 Collateral Agent shall not be liable for any application of the Deposited Funds in accordance with any certificate or direction delivered pursuant to this Section 5.03 or 5.02(c); provided, however, that no application of the Deposited Funds and Assigned Collateral in accordance with any certificate or statement delivered pursuant to this Section 5.03 or 5.02(c) shall be deemed to restrict or limit the right of the Series 1997-1 Collateral Agent, RFC, the Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Provider, the Series 1997-1 Liquidity Agent, the Depositary, any Series 1997-1 Liquidity Lender or any Dealer to contest with the purported obligee its respective rights in respect of the amount set forth in such certificate or statement.

         SECTION 5.04. Permitted Investments. So long as no Liquidity Agreement Amortization Event shall have occurred and be continuing and all RFC Obligations due and owing by RFC have been paid, monies held in the Accounts shall be invested daily, and the proceeds of investments shall be reinvested daily, by the Series 1997-1 Collateral Agent in overnight Permitted Investments pursuant to the written direction of RFC and, in all other cases, such monies and proceeds shall be invested daily and reinvested daily by the Series 1997-1 Collateral Agent in accordance with the direction of the Series 1997-1 Liquidity Agent. The Series 1997-1 Collateral Agent shall not be responsible or liable for any loss resulting from the investment performance of any investment or reinvestment of monies held in the Accounts or any other account maintained by the Series 1997-1 Collateral Agent for the purposes of this Series 1997-1 Collateral Agreement or in Permitted Investments or from the sale or liquidation of any Permitted Investments in accordance with this Series 1997-1 Collateral Agreement. All Permitted Investments shall be made in the name of, and shall be payable to, the Series 1997-1 Collateral Agent, and all investment costs and expenses shall be reimbursed to the Series 1997-1 Collateral Agent by RFC.

         SECTION 5.05. Liquidity Demand; Commitment Termination Demand. (a) Upon receipt by the Series 1997-1 Collateral Agent on or prior to 11:15 a.m. (New York City time) of a written notice from the Depositary notifying the Series 1997-1 Collateral Agent of the existence and amount of a Commercial Paper Deficit and instructing the Series 1997-1 Collateral Agent to deliver a Borrowing Request, the Series 1997-1 Collateral Agent shall, by 11:30 a.m.
(New York City time) on the date of such notice (or, in the case of any notice given to the Series 1997-1 Collateral Agent after 11:15 a.m. (New York City time), by 11:30 a.m. (New York City time) on the next following Business Day), deliver a Borrowing Request in the form of Exhibit C to the Liquidity Agreement to the Series 1997-1 Liquidity Agent for a Borrowing in the aggregate in the amount of such Commercial Paper Deficit; provided that if on the date any Borrowing Request is to be delivered by the Series 1997-1 Collateral Agent, Deposited Funds are available in the Series 1997-1 Termination Advance Account, the Series 1997-1 Collateral Agent shall immediately transfer to the Commercial Paper Account such Deposited Funds (up to the amount of the relevant Commercial Paper Deficit) and reduce the amount demanded in the Borrowing Request by the amount of the Deposited Funds so transferred.

         (b) So long as the Series 1997-1 Letter of Credit shall not have been terminated, upon receipt by the Series 1997-1 Collateral Agent on or prior to 11:30 a.m. (New York City time) on a Business Day of a written notice from the Depositary notifying the Series 1997-1 Collateral Agent of the existence and amount of a Liquidity Deficiency and directing the Series 1997-1 Collateral Agent to direct the Enhancement Agent to make a draw under the Letter of Credit, the Series 1997-1 Collateral Agent shall, by 12:00 noon (New York City time) on the same Business Day (or, in the case of any notice given to the Series 1997-1 Collateral Agent after 11:30 a.m. (New York City time), by 12:00 noon (New York City time) on the next following Business Day), direct the Enhancement Agent to draw on the Series 1997-1 Letter of Credit in an amount equal to the lesser of (i) such Liquidity Deficiency and (ii) the full amount available to be drawn under the Series 1997-1 Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Liquidity Demand in the form of Annex B to the Series 1997-1 Letter of Credit. No such draw under the Series 1997-1 Letter of Credit shall be made unless as of the date of such draw and after giving effect to all Liquidity Advances made on such date under the Liquidity Agreement, the Series 1997-1 Liquidity Agent shall notify the Series 1997-1 Collateral Agent by telephone (promptly confirmed in writing) that the Aggregate Liquidity Commitment is fully drawn under the Liquidity Agreement or is not available for reasons other than a failure to meet the conditions precedent to such Liquidity Advances.

         (c) Upon receipt by the Series 1997-1 Collateral Agent on or prior to 11:15 a.m. (New York City time) on a Business Day of a written notice from RFC directing the Series 1997-1 Collateral Agent to request a Commitment Termination Date Liquidity Advance from a particular Series 1997-1 Liquidity Lender, the Series 1997-1 Collateral Agent shall by 11:30 a.m. (New York City time) on such Business Day (or, in the case of any notice given to the Series 1997-1 Collateral Agent after 11:15 a.m. (New York City time), by 11:30 a.m. (New York City time) on the next following Business Day), deliver a Borrowing Request in the form of Exhibit C to the Liquidity Agreement to the Series 1997-1 Liquidity Agent for a Borrowing in the aggregate in the amount of such Commitment Termination Date Liquidity Advance. RFC agrees to give the Series 1997-1 Collateral Agent notice of such direction so the Series 1997-1 Collateral Agent's Borrowing Request will be delivered to the Series 1997-1 Liquidity Agent not less than three nor more than five Business Days' before such Series 1997-1 Liquidity Lender's Scheduled Liquidity Commitment Termination Date.


                                  ARTICLE VI.

                                    DEFAULT

         SECTION 6.01. Rights of the Series 1997-1 Collateral Agent upon Liquidity Agreement Amortization Event. (a) (i) Only if a Liquidity Agreement Amortization Event shall have occurred, the Series 1997-1 Collateral Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the action to be taken) of the Required Liquidity Providers, shall direct RFC (A) not to make any further Advances, and (B) if no Commercial Paper Notes are then outstanding, to declare, or to direct the Trustee to declare, the Series 1997-1 Notes immediately due and payable, (ii) only if and whenever a Liquidity Agreement Amortization Event shall have occurred and be continuing, the Series 1997-1 Collateral Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the action to be taken) of the Required Liquidity Providers shall, from time to time, withdraw amounts in the Accounts or cause the Enhancement Agent to withdraw from the Series 1997-1 Cash Collateral Account for application as provided in
Section 5.02(f) and (iii) only if and whenever a Liquidity Agreement Amortization Event (other than a [Scheduled Liquidity Agreement Amortization Event]) shall have occurred and be continuing, the Series 1997-1 Collateral Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the action to be taken) of the Required Liquidity Providers may also exercise from time to time any rights and remedies available to it under applicable law or any Related Document. RFC agrees to enforce any rights it may have under the Related Documents at the direction of the Series 1997-1 Collateral Agent. Any amounts obtained by the Series 1997-1 Collateral Agent on account of or as a result of the exercise by the Series 1997-1 Collateral Agent of any right with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any of the Accounts, shall be held by the Series 1997-1 Collateral Agent as additional collateral for the repayment of the RFC Obligations and shall be applied as provided in Section 2.01 hereof. The Series 1997-1 Collateral Agent agrees to undertake the actions set forth with respect to the Series 1997-1 Collateral Agent in Section 9.2 of the Series 1997-1 Liquidity Agreement.

         (b) If a Liquidation Event of Default shall have occurred and be continuing, the Series 1997-1 Collateral Agent, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter) specifying the actions to be taken) of the Required VFN Noteholders and upon receipt of indemnity from the Series 1997-1 Liquidity Lenders reasonably satisfactory to it, shall exercise, or shall direct RFC to exercise all rights, remedies, powers, privileges and claims of RFC (including, without limitation, any rights of RFC as a Series 1997-1 Noteholder) against NFLP under or in connection with the Series 1997-1 Supplement and any party to any RFC Agreement or any other CP Program Document, including the right or power to take any action to compel performance or observance by any such party of its obligations to RFC, the right to direct the Trustee or the Master Collateral Agent to take possession or direct disposition of any of the Series 1997 Vehicles, and to give any consent, request, notice, direction, approval, extension or waiver in respect of the Series 1997-1 Supplement, and any right of RFC to take such action shall be suspended; provided, however, if RFC shall have failed, within fifteen (15) Business Days of receiving the directions of the Series 1997-1 Collateral Agent, to accomplish such directed actions, the Series 1997-1 Collateral Agent may, but shall not be obligated to, take such previously directed actions (and any related action as it would be permitted to direct RFC to take under this Series 1997-1 Collateral Agreement, thereafter determined by the Series 1997-1 Collateral Agent to be appropriate without the need under this provision or any other provision hereunder to direct RFC to take such action) on behalf of RFC and the Secured Parties.

         (c) In the event of a Liquidation Event of Default, the Series 1997-1 Collateral Agent shall direct RFC (in its capacity as a Series 1997-1 Noteholder) to instruct the Trustee and the Master Collateral Agent to return each Series 1997 Vehicle that is a Program Vehicle to the related Manufacturer under the related Manufacturer Program at the end of the minimum holding period (if any) for such Vehicle under the related Manufacturer Program, unless the Required VFN Noteholders waive such direction in writing.

         SECTION 6.02. Special Provisions Concerning Remedies Upon the Occurrence of Liquidation Events of Default. Upon the occurrence of a Liquidation Event of Default, the Series 1997-1 Collateral Agent shall have the right to substitute itself or any nominee of the Series 1997-1 Collateral Agent in lieu of RFC as party to any of the RFC Agreements.

         SECTION 6.03. Certain Rights and Obligations Upon any Sales of Assigned Collateral. Upon any sale of any of the Assigned Collateral directly by the Series 1997-1 Collateral Agent or the Master Collateral Agent, whether made under the power of sale given under Section 4.03(b) or 6.02 hereof, under the Master Collateral Agency Agreement, or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Series 1997-1 Collateral Agreement or the Master Collateral Agency
Agreement: (i) the Series 1997-1 Collateral Agent, any Series 1997-1 Liquidity Lender and/or any of the Series 1997-1 Support Letter of Credit Providers may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability; (ii) the Series 1997-1 Collateral Agent or the Master Collateral Agent pursuant to the Master Collateral Agency Agreement may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold; (iii) the Series 1997-1 Collateral Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of RFC in its name and stead, to make all necessary deeds, bills of sale, releases and instruments of assignment and transfer of the property thus sold and for such other purposes as are necessary or desirable to effectuate the provisions (including, without limitation, this Section 6.03) of this Series 1997-1 Collateral Agreement, and for that purpose it may execute and deliver all necessary deeds, bills of sale, releases and instruments of assignment and transfer, and may substitute one or more Persons with like power (including the Master Collateral Agent), RFC hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof; but if so requested by the Series 1997-1 Collateral Agent or by any purchaser, RFC shall ratify and confirm any such sale or transfer by executing and delivering to the Series 1997-1 Collateral Agent or to such purchaser all property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request; (iv) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of RFC in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against

RFC, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under RFC, its successors or assigns; (v) the receipt of the Series 1997-1 Collateral Agent or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Series 1997-1 Collateral Agent or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and (vi) to the extent that it may lawfully do so, RFC agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Assigned Collateral shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Series 1997-1 Collateral Agreement.

         SECTION 6.04. Certain Rights of the Series 1997-1 Collateral Agent under the Uniform Commercial Code. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Assigned Collateral, the Series 1997-1 Collateral Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction.


                                  ARTICLE VII.

          THE SERIES 1997-1 COLLATERAL AGENT, AND THE SECURED PARTIES

         SECTION 7.01. Appointment and Powers of Series 1997-1 Collateral Agent. The Secured Parties hereby appoint the Series 1997-1 Collateral Agent their agent hereunder, and hereby authorize the Series 1997-1 Collateral Agent to take such action on their behalf and to exercise such rights, remedies, powers and privileges hereunder as are specifically authorized to be exercised by the Series 1997-1 Collateral Agent by the terms hereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The parties hereto agree that the Series 1997-1 Collateral Agent shall not be required to exercise any discretion or take any action or refrain from taking any action in its capacity as Series 1997-1 Collateral Agent for the Secured Parties, but shall only be required to act or refrain from acting in such capacity (and shall be fully protected in so acting or refraining from acting) upon the instruction of the Required Liquidity Providers or RFC, as the case may be, as provided herein. The Series 1997-1 Collateral Agent may execute any of its duties as agent hereunder by or through agents or employees, and the possession of the Assigned Collateral by such agents shall be deemed to be possession by the Series 1997-1 Collateral Agent. The Series 1997-1 Collateral Agent shall be entitled to retain experts and to act in reliance upon the advice of such experts concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such experts selected by it. The Series 1997-1 Collateral Agent may also rely on the advice of counsel and shall be held harmless for actions taken in reliance thereon. The relationship between the Series 1997-1 Collateral Agent, and each of the Secured Parties is that of agent and principal only, and nothing herein shall be deemed to constitute the Series 1997-1 Collateral Agent a trustee for any of the Secured Parties or impose on the Series 1997-1 Collateral Agent any RFC Obligations other than those for which express provision is made herein.

         If the Series 1997-1 Collateral Agent receives unclear or conflicting instructions, it shall be entitled to refrain from taking action until clear or non-conflicting instructions are received, but shall inform the instructing party or parties promptly of its decision to refrain from taking such action. Except as required by the specific terms of this Series 1997-1 Collateral Agreement, the Series 1997-1 Collateral Agent shall have no duty to exercise any rights, power, remedy or privilege granted to it hereby, or to take any affirmative action hereunder or thereunder, unless directed to do so by the Required Liquidity Providers, or if specified, the Required VFN Noteholders (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding on the Secured Parties), and shall not, without the prior approval of the Required Liquidity Providers, or if specified, the Required VFN Noteholders, or as expressly provided herein or in any RFC Agreement, waive any default on the part of RFC, NFLP or the Manufacturers with respect to the Assigned Collateral or amend, modify, supplement or terminate, or agree to any surrender of, this Series 1997-1 Collateral Agreement or the Assigned Collateral. Notwithstanding anything herein to the contrary, the Series 1997-1 Collateral Agent shall not be required to take any action with respect to which the Series 1997-1 Collateral Agent has reasonably determined that a reasonable likelihood exists that such action will expose the Series 1997-1 Collateral Agent to personal or financial liability, unless indemnified to its satisfaction, or which is contrary to this Series 1997-1 Collateral Agreement, or any other agreement or instrument relating to the Assigned Collateral or applicable law.

         No Secured Party nor any of its directors, officers, employees or agents, shall be liable to any other Secured Party or any other Person for any action taken or omitted to be taken by it hereunder, or in connection herewith, except for its own gross negligence or willful misconduct; nor (except for its own due execution and delivery thereof) shall the Series 1997-1 Collateral Agent be responsible to any Secured Party for the validity, effectiveness, value, sufficiency or enforceability against NFLP or RFC of this Series 1997-1 Collateral Agreement or any other document furnished pursuant hereto or in connection herewith (including the Master Collateral Agency Agreement), or of the Assigned Collateral (or any part thereof), the Permitted Investments (or any part thereof) or the Deposited Funds (or any part thereof). Without limiting the generality of the foregoing, the Series 1997-1 Collateral Agent:
(i) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party for any statements, warranties or representations made by any other Person in or in connection with, or for the validity or sufficiency of, this Series 1997-1 Collateral Agreement, the Series 1997-1 Supplement, the Series 1997 Lease, the Manufacturer Programs, the Series

1997-1 Liquidity Agreement, the Master Collateral Agency Agreement, the Series 1997-1 Support Reimbursement Agreement, or any other document or instrument referred to in or otherwise relating to the Assigned Collateral or as to the validity or collectibility of any obligation contemplated by this Series 1997-1 Collateral Agreement; and (ii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Series 1997-1 Collateral Agreement, the Series 1997-1 Support Reimbursement Agreement, the Series 1997-1 Supplement, the Series 1997 Lease, the Manufacturer Programs, the Series 1997-1 Liquidity Agreement, the Master Collateral Agency Agreement or any other agreements or instruments relating to the Assigned Collateral on the part of any party hereto or thereto or to inspect any books and records relating to the Assigned Collateral other than as it determines necessary in the fulfillment of its own obligations hereunder.

         The Series 1997-1 Collateral Agent shall be entitled to rely on any communication, instrument, paper or other document reasonably believed by it to be genuine and correct and to have been given, signed or sent by the proper Person or Persons. The Series 1997-1 Collateral Agent shall be entitled to assume that no Liquidity Agreement Amortization Event shall have occurred and be continuing and that the Accounts, and any funds on deposit in or to the credit of such Accounts, are not subject to any writ, order, judgment, warrant of attachment, execution or similar process (collectively a "writ"), unless (i) in the case of any writ, an officer in the asset finance department of the Series 1997-1 Collateral Agent has actual knowledge thereof or (ii) the Series 1997-1 Collateral Agent has received written notice from the Series 1997-1 Liquidity Agent or NFLP under the Series 1997-1 Supplement that the Required VFN Noteholders consider that such a Liquidity Agreement Amortization Event has occurred or such writ has been issued and continues to be in effect, which notice specifies the nature thereof. The Series 1997-1 Collateral Agent may accept deposits from, lend money to and generally engage in any kind of business with RFC, any Manufacturer, NFLP and their respective affiliates as if it were not the Series 1997-1 Collateral Agent of the Series 1997-1 Liquidity Lenders, the Series 1997-1 Support Letter of Credit Providers and the Holders of Commercial Paper Notes. Notwithstanding anything in this Series 1997-1 Collateral Agreement to the contrary, the Series 1997-1 Collateral Agent shall have the right to refrain from taking any action under Article VI hereof unless it has received written directions from the appropriate parties to take such action.

         SECTION 7.2. Indemnification; Agents and Employees of the Series 1997-1 Collateral Agent. (a) Each Series 1997-1 Liquidity Lender hereby agrees, in accordance with its pro rata percentage of the sum of the Aggregate Liquidity Commitment under the Series 1997-1 Liquidity Agreement, and each Series 1997-1 Support Letter of Credit Providers agrees, in accordance with its Pro Rata Share, under the Series 1997-1 Support Reimbursement Agreement, and the GM Series 1997-1 Support Provider agrees, in accordance with its Pro Rata Share under the GM Series 1997-1 Support Provider Series 1997-1 Support Reimbursement Agreement, subject to the limitations set forth in this clause
(a), to indemnify and hold harmless the Series 1997-1 Collateral Agent (to the extent not reimbursed by RFC), from and against any and all losses

(other than the Series 1997-1 Collateral Agent's loss of profit), liabilities (including, liabilities for penalties), actions, suits, judgments, demands, damages, out-of-pocket costs and expenses of any kind whatsoever (including, without limitation, reasonable fees and expenses of counsel and other experts) incurred or suffered by the Series 1997-1 Collateral Agent in its capacity as agent hereunder as a result of any action taken or omitted to be taken by the Series 1997-1 Collateral Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Series 1997-1 Collateral Agent in such capacity to the extent not reimbursed by RFC or by application of the Assigned Collateral; provided that none of the GM Series 1997-1 Support Provider, the Series 1997-1 Support Letter of Credit Providers nor any Series 1997-1 Liquidity Lender shall be liable for any portion of any such losses, liabilities, actions, suits, judgments, demands, costs or expenses resulting from or attributable to gross negligence or willful misconduct on the part of the Series 1997-1 Collateral Agent or its agents or employees. Without limiting the generality of the foregoing, each Series 1997-1 Liquidity Lender hereby agrees, in the ratio aforesaid, and each of the Series 1997-1 Support Letter of Credit Providers and the GM Series 1997-1 Support Provider agrees, in the ratio aforesaid, to reimburse the Series 1997-1 Collateral Agent promptly following its demand for any out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Series 1997-1 Collateral Agent hereunder and not promptly reimbursed to the Series 1997-1 Collateral Agent by RFC or by application of the Assigned Collateral. The obligations of each Series 1997-1 Liquidity Lender, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers under this paragraph shall survive the termination of this Series 1997-1 Collateral Agreement, the Series 1997-1 Liquidity Agreement, the GM Series 1997-1 Support Provider Series 1997-1 Support Reimbursement Agreement, the Series 1997-1 Support Reimbursement Agreement and the discharge of RFC's obligations thereunder. The aggregate liability of the Series 1997-1 Liquidity Lenders hereunder for any claim shall be limited to a percentage of the indemnity owing equal to the percentage that the Aggregate Liquidity Commitment is of the Program Size, and the liability of the GM Series 1997-1 Support Provider or any Series 1997-1 Support Letter of Credit Provider shall be limited to a percentage of the indemnity owing equal to the percentage that its Credit Enhancer Commitment is of the Program Size. If at any time, following its demand therefor, the Series 1997-1 Collateral Agent shall not be reimbursed by RFC or by the Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers, the Series 1997-1 Collateral Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held by the Series 1997-1 Collateral Agent for the benefit of the Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider or the Series 1997-1 Support Letter of Credit Providers, including without limitation any such amounts designated for disbursement to the Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider and/or the Series 1997-1 Support Letter of Credit Providers in accordance with Section 2.01 or
Section 5.02(b), against any and all of the obligations of the Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers to the Series 1997-1 Collateral Agent now or hereafter existing under this Series 1997-1 Collateral Agreement. The Series 1997-1 Collateral Agent agrees promptly to notify each Series 1997-1 Liquidity Lender, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers after any such set-off and application made by the Series 1997-1 Collateral Agent, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Series 1997-1 Collateral Agent under this Section are in addition to other rights and remedies which the Series 1997-1 Collateral Agent may have. Any such set-off against amounts owed to Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider or any Series 1997-1 Support Letter of Credit Providers by the Series 1997-1 Collateral Agent shall not cause a payment default of RFC on amounts due to such Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider or the Series 1997-1 Support Letter of Credit Providers to the extent funds are available in the Accounts to be allocated to the payment of all amounts due to the Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider or the Series 1997-1 Support Letter of Credit Providers in accordance with Section 2.01 or 5.02(b), as applicable.

         (b) No provision of this Series 1997-1 Collateral Agreement shall require the Series 1997-1 Collateral Agent in such capacity to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any duties hereunder or in the exercise of any rights and powers hereunder.

         (c) Any action or proceeding alleging any breach by the Series 1997-1 Collateral Agent of duties under this Series 1997-1 Collateral Agreement shall be prosecuted only in the courts of the State of New York or in the United States District Court for the Southern District of New York. The Series 1997-1 Collateral Agent shall have the right at any time to seek instructions from any court of competent jurisdiction.

         (d) The Series 1997-1 Collateral Agent shall not be accountable for the use or application by any person of disbursements properly made by the Series 1997-1 Collateral Agent in conformity with the provisions of this Series 1997-1 Collateral Agreement.

         (e) The provisions of this Section 7.02 shall survive the termination of this Series 1997-1 Collateral Agreement or the resignation of the Series 1997-1 Collateral Agent hereunder.

         SECTION 7.3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SERIES 1997-1 COLLATERAL AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO IN CONNECTION HEREWITH OR THEREWITH. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS

PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO ENTERING INTO THIS SERIES 1997-1 COLLATERAL AGREEMENT.

         SECTION 7.04. Successor Series 1997-1 Collateral Agent. The Series 1997-1 Collateral Agent acting hereunder at any time may resign by an instrument in writing addressed and delivered, sixty (60) days prior to the effectiveness of such resignation, to each Series 1997-1 Liquidity Lender, the Series 1997-1 Liquidity Agent, the Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Provider, the Dealers, RFC, each Rating Agency and the Depositary, and may be removed at any time with or without cause by an instrument in writing duly executed by or on behalf of the Required Liquidity Providers with written notice to each of the Rating Agencies.
Subject to the provisions hereof, the Required Liquidity Providers shall appoint, subject to the written consent of RFC (which consent shall not be unreasonably withheld), a successor to the Series 1997-1 Collateral Agent upon any such resignation or removal, by an instrument of substitution complying with the requirements of applicable law, or, in the absence of any such requirements, without any formality other than appointment and designation in writing. Upon the making and acceptance of such appointment, the execution and delivery by such successor Series 1997-1 Collateral Agent of a ratifying instrument pursuant to which such successor Series 1997-1 Collateral Agent agrees to assume the duties and obligations imposed on the Series 1997-1 Collateral Agent by the terms of this Series 1997-1 Collateral Agreement, and the delivery to such successor Series 1997-1 Collateral Agent of the Assigned Collateral, the Deposited Funds and documents and instruments then held by the retiring Series 1997-1 Collateral Agent, such successor Series 1997-1 Collateral Agent shall thereupon succeed to and become vested with all the estate, rights, powers, remedies, privileges, immunities, indemnities, duties and obligations hereby granted to or conferred or imposed upon the retiring Series 1997-1 Collateral Agent named herein, and one such appointment and designation shall not exhaust the right to appoint and designate further successor Series 1997-1 Collateral Agents hereunder. No removal or resignation of the Series 1997-1 Collateral Agent shall be effective unless and until a successor Series 1997-1 Collateral Agent has been duly appointed, and the appointment of such successor Series 1997-1 Collateral Agent has been accepted by such successor Series 1997-1 Collateral Agent. No Series 1997-1 Collateral Agent shall be discharged from its duties or obligations hereunder until the Assigned Collateral, the Deposited Funds and documents and instruments then held by such retiring Series 1997-1 Collateral Agent shall have been transferred or delivered to the successor Series 1997-1 Collateral Agent in its capacity as bank or trust company, until all Deposited Funds held in the Accounts and the Series 1997-1 Cash Collateral Account maintained with or in the name of the retiring Series 1997-1 Collateral Agent shall have been transferred to the new Series 1997-1 Collateral Account and until such retiring Series 1997-1 Collateral Agent shall have executed and delivered to the successor Series 1997-1 Collateral Agent appropriate instruments substituting such successor Series 1997-1 Collateral Agent as Beneficiary of RFC for purposes of the Master Collateral Agency Agreement and assigning the retiring Series 1997-1 Collateral Agent's interest in the Assigned Collateral, the Accounts, the Series 1997-1 Cash Collateral Account, the Deposited Funds and Permitted Investments to the successor Series 1997-1 Collateral Agent. If no successor Series 1997-1

Collateral Agent shall be appointed, as aforesaid, or, if appointed, shall not have accepted its appointment, within 30 days after notice of resignation or removal of the retiring Series 1997-1 Collateral Agent, then, subject to the provisions hereof, the retiring Series 1997-1 Collateral Agent may appoint a successor Series 1997-1 Collateral Agent with the written consent of the Series 1997-1 Liquidity Agent, the Series 1997-1 Support Letter of Credit Providers and (so long as no Liquidity Agreement Amortization Event (other than a Scheduled Liquidity Agreement Amortization Event) has occurred, RFC, which consent shall not be unreasonably withheld. Each such successor Series 1997-1 Collateral Agent shall provide RFC, each Series 1997-1 Liquidity Lender, the Series 1997-1 Liquidity Agent, the Depositary and the Series 1997-1 Support Letter of Credit Providers with its address, and telephone, telecopy, telex, E-Mail (if applicable) [and TWX numbers], to be used for purposes of Section
9.04 hereof, in a notice complying with the terms of said Section. Notwithstanding the resignation or removal of any Series 1997-1 Collateral Agent hereunder, the provisions of this Article VII shall continue to inure to the benefit of such retiring Series 1997-1 Collateral Agent in respect of any action taken or omitted to be taken by such retiring Series 1997-1 Collateral Agent in its capacity as such while it was Series 1997-1 Collateral Agent under this Series 1997-1 Collateral Agreement. RFC shall provide prompt notice to each Rating Agency of the appointment of a successor Series 1997-1 Collateral Agent.

         SECTION 7.5. Qualifications of Series 1997-1 Collateral Agent. Any Series 1997-1 Collateral Agent at any time acting hereunder must at all times be (i) the corporate trust department of a bank or trust company having its principal office in the District of Columbia or one of the states located in the United States, or (ii) a bank or trust company having its principal office in the District of Columbia or one of the states located in the United States, authorized to accept deposits, or a branch office or agency of a foreign bank located in the District of Columbia or one of the states of the United States, in each case having short-term ratings from Moody's and S&P at least equal to the rating such Rating Agency then assigns to the Commercial Paper Notes.

         SECTION 7.6. Instructions of the Required Liquidity Providers and Other Parties. In any instance in which the Series 1997-1 Collateral Agent is permitted to take action hereunder, the Series 1997-1 Collateral Agent shall, except as expressly provided herein or in the Series 1997-1 Liquidity Agreement, act in accordance with the written instructions received, if any, from the Required Liquidity Providers, or if specified the Required VFN Noteholders. All instructions and notices from the Required Liquidity Providers shall be submitted to the Series 1997-1 Collateral Agent through the Series 1997-1 Liquidity Agent.

                                 ARTICLE VIII.

                AMENDMENTS, MODIFICATIONS, WAIVERS AND CONSENTS

         SECTION 8.1. Execution of Amendments, etc. No amendment, modification, supplement, termination or waiver of or to any provision of this Series 1997-1 Collateral Agreement or the defined terms used herein, nor any consent to any departure by RFC from any provision of this Series 1997-1 Collateral Agreement, shall be effective unless the same shall be in writing and signed on behalf of the Series 1997-1 Collateral Agent, the Series 1997-1 Liquidity Agent on behalf of the Required Liquidity Providers, the Depositary, the Series 1997-1 Majority Credit Enhancers and RFC; provided, however, that
(i) the written consent of all Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers shall be necessary to the extent that any such amendment, modification, supplement, termination, waiver or consent (a) releases the assignment given hereunder in respect of any of the Assigned Collateral or (b) affects this Section 8.01 or Section 2.01 or 5.02 and (ii) such amendment, modification, supplement, termination or waiver shall not result in the downgrading or the withdrawal of the then current ratings of the Commercial Paper Notes provided by the Rating Agencies as evidenced by written confirmation from the Rating Agencies. Any waiver of any provision of this Series 1997-1 Collateral Agreement, and any consent to any departure by RFC from the terms of any provision of this Series 1997-1 Collateral Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand upon RFC in any instance hereunder shall entitle RFC to any other or further notice or demand in similar or other circumstances.

         Notwithstanding the foregoing provisions of this Section 8.01, RFC, the Series 1997-1 Liquidity Agent, the Series 1997-1 Collateral Agent, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers may, at any time and from time to time, without the consent of the other Secured Parties, enter into any amendment, supplement or other modification to this Agreement to cure any apparent ambiguity or to correct or supplement any provision in this Agreement that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of the Series 1997-1 Liquidity Lenders and (ii) a copy of any such amendment, supplement or other modification is furnished the other Secured Parties, in accordance with the notice provisions hereof not later than ten days prior to the execution thereof.


                                  ARTICLE IX.

                                 MISCELLANEOUS

         SECTION 9.1. Further Assurances. RFC (i) from time to time, at its expense, will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, as reasonably requested by the Series 1997-1 Collateral Agent, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Series 1997-1 Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Assigned Collateral, including without limitation, the execution of financing or continuation statements, or amendments thereto and (ii) hereby authorizes the Series 1997-1 Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Assigned Collateral without the signature of RFC, where permitted by law.
A carbon photographic or other reproduction of this Series 1997-1 Collateral Agreement or any financing statement covering the Assigned Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         SECTION 9.02. No Waiver; Cumulative Remedies. No failure on the part of the Series 1997-1 Collateral Agent to exercise, and no delay on the part of the Series 1997-1 Collateral Agent in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Series 1997-1 Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Series 1997-1 Collateral Agent, whether at law, in equity or otherwise.

         SECTION 9.03. Notice of Amendments; Waivers. Notice of any amendment, waiver or other change of the terms of the Assigned Collateral shall be sent by RFC, promptly upon becoming aware thereof, to each Rating Agency which shall be required to confirm their ratings on the Commercial Paper Notes prior to the effectiveness thereof.

         SECTION 9.04. Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, directions, instructions and other communications required or permitted to be given to any party hereto shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below, or at any other address or facsimile number, as the case may be, as such party may notify to the other parties hereto in accordance with the provisions of this Section 9.04; provided, however, all monthly statements provided for in Section 5.02(c) hereof shall be sent by first class mail. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

         If to Republic Funding:

                 Republic Industries Funding Corp.
                 7700 France Avenue South
                 Minneapolis, MN 55435

                 Attention:  J. Benzian
                 Telephone No.:  (612) 830-2552
                 Telecopy No.:   (612) 830-2087

         If to the Series 1997-1 Collateral Agent:

                 Credit Suisse First Boston
                 11 Madison Avenue
                 New York, New York  10010

                 Attention:  Agency Administration/Matthew Carter
                 Telephone No.:  (212) 325-9942
                 Telecopy No.:   (212) 325-8304

                 with a copy to:  Asset Finance Department
                 Telephone No.:  (212) 325-9078
                 Telecopy No.:   (212) 325-6677

         If to the Series 1997-1 Liquidity Agent:

                 Credit Suisse First Boston Corporation
                 11 Madison Avenue
                 New York, New York 10010

                 Attention:  Asset Finance Department
                 Telephone No.: (212) 325-9078
                 Telecopy No.:  (212) 325-6677

         If to the Depositary:

                 Citibank, N.A.
                 111 Wall Street, 5th Floor
                 New York, NY 10043

                 Attention:  Jenny Cheng
                 Telephone No.:  (212) 657-5778
                 Telecopy No.:  (212) 657-3872

         If to the Dealers:

                 Credit Suisse First Boston Corporation
                 11 Madison Avenue
                 New York, New York 10010

                 Attention:  Short Term Finance
                 Telephone No.: (212) 325-7198
                 Telecopy No.:  (212) 325-8183

                 BancAmerica Robertson Stephens
                 555 California Street
                 12th Floor
                 San Francisco, CA 94104

                 Attention: Money Market Finance, Unit 8826
                 Telephone No.: (415) 953-7881
                 Facsimile No.: (415) 622-3429

                 Chase Securities, Inc.
                 270 Park Avenue
                 New York, NY 10017

                 Attention: Commercial Paper Division
                 Telephone No.: (212) 834-5070
                 Facsimile No.: (212) 834-6560

                 Citicorp Securities, Inc.
                 399 Park Avenue
                 New York, NY 10022

                 Attention: US Commercial Paper Business
                 Telephone No.: (212) 559-8617
                 Facsimile No.: (212) 935-6220

                 Merrill Lynch Money Markets Inc.
                 World Financial Center, North Tower
                 250 Vesey Street, 11th Floor
                 New York, NY 10281-1310

                 Attention: Product Management - Asset Backed CP
                 Telephone No.: (212) 449-0296
                 Facsimile No.: (212) 449-8939

         If to Moody's:

                 Moody's Investors Service, Inc.
                 99 Church Street
                 New York, New York  10007
                 Attention:  ABS Monitoring Department
                 Telephone No.:  (212) 553-0300
                 Telecopy No.:  (212) 553-4773

         If to S&P:

                 Standard & Poor's Ratings Group
                 25 Broadway
                 New York, New York 10001
                 Attention:  Asset-Backed Surveillance Group
                 Telephone No.:
                 Telecopy No.:

         If to GM Series 1997-1 Support Provider:

                 General Motors Corporation
                 767 Fifth Avenue
                 New York, NY 10153

         If to any of the Series 1997-1 Support Letter of Credit Providers: the address set forth with respect to such Series 1997-1 Support Letter of Credit Provider in Schedule 2 attached to the Series 1997-1 Support Reimbursement Agreement or to such other address with respect to which such Series 1997-1 Support Letter of Credit Provider notify each of the other parties hereto in writing.

         If to any of the Series 1997-1 Liquidity Lenders at the address set forth below it's signature on the signature pages of the Series 1997-1 Liquidity Agreement, as such addresses may be revised from time to time by written notice from such Series 1997-1 Liquidity Lenders.

         SECTION 9.5. Fee; Costs and Expenses, etc. RFC shall pay to the Series 1997-1 Collateral Agent as its fee for its services the amounts as set forth in that certain fee letter between RFC and the Series 1997-1 Collateral Agent dated as of October 29, 1997. RFC hereby agrees to reimburse the Series 1997-1 Collateral Agent for all reasonable out-of-pocket costs and expenses (including counsel fees and expenses, but excluding costs and expenses solely attributable to administrative overhead) incurred by the Series 1997-1 Collateral Agent in connection with the administration and enforcement of this Series 1997-1 Collateral Agreement and agrees to indemnify and hold harmless the Series 1997-1 Collateral Agent, the Series 1997-1 Support Letter of Credit Providers, the GM Series 1997-1 Support Provider, the Depositary, the Series 1997-1 Liquidity Agent and the Series 1997-1 Liquidity Lenders from and against any and all losses (other than loss of profit), liabilities (including liabilities for penalties), actions, suits, judgments, demands, reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses but excluding costs and expenses attributable solely to administrative overhead) incurred by the Series 1997-1 Collateral Agent (in its capacity as Series 1997-1 Collateral Agent), the Depositary, the Series 1997-1 Liquidity Lenders, the Series 1997-1 Liquidity Agent, the GM Series 1997-1 Support Provider, or the Series 1997-1 Support Letter of Credit Providers in connection with the administration or enforcement of this Series 1997-1 Collateral Agreement or the Master Collateral Agency Agreement and also agrees to pay, indemnify, and to hold each Series 1997-1 Liquidity Lender, the Series 1997-1 Collateral Agent, the Series 1997-1 Liquidity Agent, the Depositary, the GM Series 1997-1 Support Provider, and the Series 1997-1 Support Letter of Credit Providers harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Series 1997-1 Collateral Agreement or the Master Collateral Agency Agreement; provided, however, that RFC shall not be required to indemnify any Secured Party for any such loss, liability, action, suit, judgment, demand, cost or expense due to willful misconduct or gross negligence on the part of such Secured Party or its respective agents or employees. If RFC shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of RFC contained herein or repeated and reaffirmed herein shall be breached, the Series 1997-1 Collateral Agent may, with the consent of the Required Liquidity Providers, but shall not be required, to, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all amounts so expended by the Series 1997-1 Collateral Agent shall be repayable to it by RFC upon the Series 1997-1 Collateral Agent's demand therefor. The RFC Obligations under this
Section 9.05 shall survive the termination of this Series 1997-1 Collateral Agreement and the discharge of the other RFC Obligations hereunder and shall also survive the termination of the Aggregate Liquidity

Commitment of the Series 1997-1 Liquidity Lenders and the termination of the Series 1997-1 Letter of Credit in accordance with the provisions of the Series 1997-1 Liquidity Agreement and of the Series 1997-1 Letter of Credit, respectively.

         SECTION 9.06. Series 1997-1 Collateral Agent Appointed Attorney-in-Fact. RFC hereby appoints the Series 1997-1 Collateral Agent its attorney-in-fact, with full power of substitution, for the purpose of taking such action (including, without limitation any action pursuant to Section 4.03 hereof) and executing agreements, instruments and other documents, in the name of RFC, as the Series 1997-1 Collateral Agent or the Required Liquidity Providers may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable.

         SECTION 9.07. Termination; Assigned Collateral. This Series 1997-1 Collateral Agreement, and any grants, pledges and assignments hereunder, shall terminate when (i) all RFC Obligations shall have been fully paid and satisfied, (ii) the Aggregate Liquidity Commitment of the Series 1997-1 Liquidity Lenders under the Series 1997-1 Liquidity Agreement, the Series 1997-1 Letter of Credit Commitment, the Series 1997-1 Support Reimbursement Agreement and CP Documents have terminated, and (iii) the Series 1997-1 Letter of Credit shall have terminated, at which time the Series 1997-1 Collateral Agent, at the request of RFC and upon receipt of a certificate from RFC to the effect that the conditions in clauses (i), (ii) and (iii) above have been complied with and upon receipt of a certificate from the Series 1997-1 Liquidity Agent, the Depositary, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers, to the effect that the conditions in clauses (i), (ii) and (iii) relating to RFC Obligations to the Series 1997-1 Liquidity Lenders, the Holders of Commercial Paper Notes, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Series 1997-1 Collateral Agent), deliver at RFC's expense all Assigned Collateral and documents then in the custody or possession of the Series 1997-1 Collateral Agent promptly to RFC and execute such documents and instruments as RFC may reasonably request in connection with such reassignment. After termination of this Series 1997-1 Collateral Agreement and the payment in full of the RFC Obligations, any proceeds of all the Assigned Collateral received or held by the Series 1997-1 Collateral Agent shall be turned over to RFC and the Assigned Collateral shall be reassigned to RFC by the Series 1997-1 Collateral Agent without recourse to the Series 1997-1 Collateral Agent and without any representations, warranties or agreements of any kind. The Series 1997-1 Collateral Agent shall execute such documents and instruments as RFC may reasonably request in connection with such reassignment.

         RFC and the Secured Parties hereby agree that, if any Deposited Funds remain on deposit in the Series 1997-1 Collateral Account after the termination of this Series 1997-1 Collateral Agreement, such amounts shall be released by the Series 1997-1 Collateral Agent and paid to RFC.

         SECTION 9.08. Governing Law; Binding Character; Assignment. THIS SERIES 1997-1 COLLATERAL AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. This Series 1997-1 Collateral Agreement shall be binding upon and shall inure to the benefit of RFC, the Secured Parties and their respective successors and assigns; provided, however, that RFC may not assign any of its right hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all of the Series 1997-1 Liquidity Lenders, the GM Series 1997-1 Support Provider and the Series 1997-1 Support Letter of Credit Providers. This Series 1997-1 Collateral Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Series 1997-1 Collateral Agreement, the Series 1997-1 Liquidity Lenders and the Holders of the Commercial Paper Notes and each of their respective successors and assigns.

         SECTION 9.09. Severability of Provisions. Any provision of this Series 1997-1 Collateral Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.10. No Bankruptcy Petition Against RFC. Each of the Secured Parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Commercial Paper Note, it will not institute against, or join with any other Person in instituting against, RFC, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 9.10 shall constitute a waiver of any right to indemnification, reimbursement or other payment from RFC pursuant to this Series 1997-1 Collateral Agreement. In the event that any such Secured Party takes action in violation of this Section 9.10, RFC agrees that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by any such Secured Party against RFC or the commencement of such action and raise the defense that such Secured Party has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 9.10 shall survive the termination of this Series 1997-1 Collateral Agreement, and the resignation or removal of the Series 1997-1 Collateral Agent, the Series 1997-1 Liquidity Agent, the Depositary or the Series 1997-1 Support Letter of Credit Providers. Nothing contained herein shall preclude participation by any Secured Party in assertion or defense of its claims in any such proceeding involving RFC.

         SECTION 9.11. No Recourse. The RFC Obligations of RFC under this Series 1997-1 Collateral Agreement are solely the corporate obligations of RFC. No recourse shall be had for the payment of any amount owing in respect of
Section 9.05 hereof or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Series 1997-1 Collateral Agreement against any stockholder, employee, officer, director, affiliate or incorporator of RFC; provided, however, that nothing in this Section 9.11 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for its gross negligence or willful misconduct. The provisions of this Section 9.11 shall survive the termination of this Series 1997-1 Collateral Agreement.

         SECTION 9.12. Confidentiality. Each party hereto (other than RFC) agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of Republic or RFC, other than (a) to any Secured Party, and then only on a confidential basis, (b) as required by any law, rule or regulation or any judicial process of which RFC or Republic, as the case may be, has knowledge; provided that any party hereto may disclose Confidential Information as required by law, rule or regulation or any judicial process of which RFC or Republic, as the case may be, does not have knowledge if such party is prohibited by law from disclosing such requirement to RFC or Republic, as the case may be, and (c) in the course of litigation with RFC or Republic or any Secured Party.

         "Confidential Information" means information that Republic or RFC furnishes to a Secured Party on a confidential basis, but does not include any such information that is or becomes generally available to the public other than as a result of a disclosure by such Secured Party or other person to which Secured Party delivered such information or that is or becomes available to such Secured Party from a source other than Republic or RFC, provided that such source is not (1) known to such Secured Party to be bound by a confidentiality agreement with RFC or Republic, as the case may be, or (2) known to such Secured Party to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.

         SECTION 9.13. Headings. Article and Section headings used in this Series 1997-1 Collateral Agreement are for convenience of reference only and shall not affect the construction of this Series 1997-1 Collateral Agreement.

         SECTION 9.14. Execution in Counterparts. This Series 1997-1 Collateral Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series 1997-1 Collateral Agreement.

         SECTION 9.15. Limited Recourse to RFC. The Series 1997-1 Collateral Agent agrees that the obligations of RFC to the Series 1997-1 Collateral Agent hereunder shall be payable in the order and priority set forth in Section 2.01 and 5.02(b), as applicable, of this Series 1997-1 Collateral Agreement. Such obligations shall be due and payable only to the extent that RFC's assets and the Series 1997-1 Letter of Credit Amount are sufficient to pay such obligations. No claims of the Series 1997-1 Collateral Agent arising under or in connection with this Series 1997-1 Collateral Agreement are intended to be impaired or waived by this Section 9.15.

         SECTION 9.16. Waiver of Set-Off With Respect to RFC. Each of the Secured Parties hereby waives and relinquishes any right that it has or may have to set-off or to exercise any banker's lien or any right of attachment or garnishment with respect to any funds at any time and from time to time on deposit in, or otherwise to the credit of, any account and any claims of RFC therein or with respect to any right to payment from RFC, it being understood, however, that nothing contained in this Section 9.16 shall, or is intended to, derogate from the assignment and security interest granted to the Series 1997-1 Collateral Agent or the Master Collateral Agent under this Series 1997-1 Collateral Agreement and the Master Collateral Agency Agreement or impair any rights of the Secured Parties, the Series 1997-1 Collateral Agent or the Master Collateral Agent hereunder or thereunder.




                    [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                                    REPUBLIC INDUSTRIES FUNDING CORP.


                                    By:   /s/ Dwight Jenkins
                                          -------------------------------
                                          Name:   Dwight Jenkins
                                          Title:  Vice President and
                                                  Assistant Secretary


                                     CREDIT SUISSE FIRST BOSTON, as Series
                                     1997-1 Liquidity Agent and Series 1997-1
                                     Collateral Agent


                                     By:  /s/ Robert N. Finney
                                          -------------------------------
                                          Name: Robert N. Finney
                                          Title: Managing Director


                                    By:   /s/ Elizabeth A. Whalen
                                          -------------------------------
                                          Name: Elizabeth A. Whalen
                                          Title: Associate


                                    CITIBANK, N.A.,
                                    as Depositary


                                    By:   /s/ Jenny Cheng
                                          -------------------------------
                                          Name:  Jenny Cheng
                                          Title: Assistant Vice President


                                    CREDIT SUISSE FIRST BOSTON
                                      CORPORATION, as Dealer

                                    By:   /s/ Helena M. Willner
                                          -------------------------------
                                          Name: Helena M. Willner
                                          Title: Vice President

                                      BANCAMERICA ROBERTSON STEPHENS,
                                          as Dealer


                                          By:   /s/ Robert J. Porter
                                                -------------------------------
                                                Name:  Robert J. Porter
                                                Title: Managing Director


                                      CHASE SECURITIES INC.,
                                          as Dealer


                                          By:   /s/ Ralph Esposito
                                                -------------------------------
                                                Name:  Ralph Esposito
                                                Title: Managing Director


                                      CITICORP SECURITIES INC.,
                                          as Dealer


                                          By:   /s/ J. Darrell Thomas
                                                -------------------------------
                                                Name:  J. Darrell Thomas
                                                Title: Managing Director


                                      GENERAL MOTORS CORPORATION,
                                          as GM Series 1997-1 Support Provider


                                          By:   /s/ Eric P. Plumb
                                                -------------------------------
                                                Name:  Eric P. Plumb
                                                Title: Attorney-in-Fact

                                    MERRILL LYNCH MONEY MARKETS INC.,
                                    as Dealer


                                    By:
                                         -----------------------------
                                        Name:
                                        Title:

                            CREDIT SUISSE FIRST BOSTON,
                            as Series 1997-1 Support Letter of Credit Provider

                               By:    /s/ Robert N. Finney
                                      ----------------------------------------
                                      Name:  Robert N. Finney
                                      Title: Managing Director


                            NATIONSBANK, N.A.,
                            as Series 1997-1 Support Letter of Credit Provider

                               By:    /s/ Andrew M. Airheart
                                      ----------------------------------------
                                      Name:  Andrew M. Airheart
                                      Title: Senior Vice President


                            CANADIAN IMPERIAL BANK OF
                            COMMERCE, ATLANTA BRANCH,
                            as Series 1997-1 Support Letter of Credit Provider

                               By:    /s/ Roger Colden
                                      ----------------------------------------
                                      Name:  Roger Colden
                                      Title: Director, CIBC Wood Gundy
                                             Securities Corp., as Agent


                            THE FIRST NATIONAL BANK OF CHICAGO,
                            as Series 1997-1 Support Letter of Credit Provider

                               By:    /s/ Brooks P. Crankshaw
                                      ----------------------------------------
                                      Name:  Brooks P. Crankshaw
                                      Title: Authorized Agent


                            CAISSE NATIONALE DE CREDIT AGRICOLE,
                            as Series 1997-1 Support Letter of Credit Provider

                               By:    /s/ Katherine L. Abbott
                                      ----------------------------------------
                                      Name:  Katherine L. Abbott
                                      Title: First Vice President

                            THE BANK OF NEW YORK,
                            as Series 1997-1 Support Letter of Credit Provider

                               By:    /s/ David C. Siegel
                                      ----------------------------------------
                                      Name:  David C. Siegel
                                      Title: Vice President

                            WESTDEUTSCHE LANDESBANK
                            GIROZENTRALE, NEW YORK BRANCH,
                            as the Series 1997-1 Letter of Credit Provider

                               By:    /s/ Alan Bookspan
                                      ----------------------------------------
                                      Name:  Alan Bookspan
                                      Title: Vice President